UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Apollo Medical Holdings, Inc.

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1668 S. Garfield Avenue, 2nd Floor
Alhambra, California 91801

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2021

To the Stockholders of Apollo Medical Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Apollo Medical Holdings, Inc. (the “Company,” “we,” “our,” or “us”) will be held at the Company’s offices located at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, at 10:00 a.m., Pacific Time, on Thursday, June 17, 2021 for the following purposes:

1.To elect eleven directors to our Board of Directors (the “Board”); each to hold office until the 2022 annual meeting of our stockholders (“Proposal 1”);
2.To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”);
3.To approve an amendment of the Company’s 2015 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares (“Proposal 3”); and
4.To transact such other business as may properly come before the meeting, or any postponement or adjournments of the meeting.

These matters are described more fully in the proxy statement accompanying this notice. The Board has fixed the close of business on April 28, 2021 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2021 Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the meeting. If you are such a stockholder, you are urged to submit a proxy card as enclosed, even if your shares were sold after such date. If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your broker, bank or other nominee, by following those instructions, to vote your shares for the accompanying proxy card.

THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH ON PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON PROPOSAL 2 AND FOR THE APPROVAL OF AN AMENDMENT OF THE COMPANY’S 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER ON PROPOSAL 3. WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED THEREON.

Please read the accompanying proxy materials carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented. Even if you plan to attend the 2021 Annual Meeting, we recommend that you vote prior to the meeting to ensure that your shares will be represented.

By Order of the Board,
Kenneth Sim, M.D.
Executive Chairman & Co-Chief Executive Officer

April 29, 2021
Alhambra, California

PROXY STATEMENT FOR
2021 ANNUAL MEETING OF STOCKHOLDERS OF
APOLLO MEDICAL HOLDINGS, INC.

To Be Held on June 17, 2021

APOLLO MEDICAL HOLDINGS, INC

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

In this proxy statement, we refer to Apollo Medical Holdings, Inc. as the “Company,” “we,” “our” and “us.” This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”), which will be held at 10:00 a.m., Pacific Time, on Thursday, June 17, 2021 at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, or at adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2021 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being mailed or made available to stockholders on or about April 29, 2021. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2020 (“2021 Annual Report to Stockholders”) and this proxy statement, without charge, by writing to us at our principal executive offices at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, or from our website at https://apollomed.net/sec-filings. Our 2021 Annual Report to Stockholders, which incorporates our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2021, without exhibits, is being provided or made available to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Outstanding Securities and Quorum

The close of business on April 28, 2021 was the record date (the “Record Date”) for stockholders entitled to notice of, and to vote at, the 2021 Annual Meeting. As of the Record Date, we had 54,996,738 shares of common stock, par value $0.001 per share, issued and outstanding, according to the records maintained by our transfer agent. All of the shares of our common stock, issued and outstanding on the Record Date, and only those shares (collectively, the “Voting Shares”), are entitled to vote on each of the proposals to be voted upon at the 2021 Annual Meeting.

Our largest stockholder and a consolidated variable interest entity of the Company, Allied Physicians of California, a Professional Medical Corporation (“APC”), held approximately 10,895,193 shares of our common stock as of the Record Date, representing a controlling interest in our Company. Pursuant to a Voting and Registration Rights Agreement that APC and the Company entered into on September 11, 2019 in connection with the consummation of a series of interrelated transactions further described in “Related Person Transactions” below, APC shall only be permitted to vote up to 9.99% of the outstanding shares of our common stock at any time a vote is taken and will grant a proxy to the Company’s management to vote any excess shares in the same proportion as all other votes cast on any proposal coming before the Company’s stockholders.

As of the Record Date, 1,111,111 shares of our Series A preferred stock and 555,555 shares of our Series B preferred stock, par value $0.001 per share, were held by our wholly owned subsidiary, Network Medical Management, Inc. (“NMM”). Pursuant to the Delaware General Corporation Law, such shares held by NMM shall be neither entitled to vote, nor counted for quorum purposes, at the 2021 Annual Meeting.

The presence of the holders of a majority of the Voting Shares, in person or represented by proxy, shall constitute a quorum for the transaction of business at the 2021 Annual Meeting, including voting on each proposal to be voted on at the meeting. Broker non-votes and abstentions by stockholders from voting will be counted towards determining whether or not a quorum is present at the 2021 Annual Meeting, as the Voting Shares so held are entitled to vote at the meeting but do not count as affirmative or negative votes cast.

Voting Procedures

Holders of Voting Shares will have one vote for each such share with regard to each matter to be voted upon. A broker non-vote occurs when shares held by a broker or other nominee are not voted with respect to a particular proposal because the broker or nominee does not have discretionary authority to vote on the matter and has not received voting instructions from beneficial owners. If an executed proxy is returned, indicating that the broker or nominee holding shares in street name does not have discretionary authority as to the shares with respect to a proposal, such shares will be considered present at the 2021 Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast. Similarly, abstentions by stockholders from voting and broker non-votes will be counted towards determining whether or not a quorum is present. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters.

Where a proposal is not “routine,” a broker who has not received instructions from beneficial owners does not have discretion to vote uninstructed shares on that proposal. At the 2021 Annual Meeting, Proposal 2 (the Ratification of the Appointment of Independent Registered Public Accounting Firm) is considered a routine matter. Proposal 1 (the Election of Directors) and Proposal 3 (the Approval of an Amendment to Our 2015 Equity Incentive Plan) are considered “non-routine,” and your broker will not have discretion to vote on these proposals in the absence of your voting instructions.

Proposal 1: Elect Our Directors
The directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2021 Annual Meeting, meaning that the nominees receiving the highest numbers of “FOR” votes, up to the number of directors to be elected, will be elected. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. In voting on Proposal 1 to elect directors, you may vote either FOR all the nominees, WITHHOLD your vote from all the nominees, or WITHHOLD your vote from any one or more specific nominees and vote FOR any one or more specific nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of the directors, and therefore, will have no effect on the outcome of the election of directors.

Proposal 2: Ratify the Appointment of Our Independent Registered Public Accounting Firm	In voting with regard to the ratification of the appointment of our independent registered public accounting firm, stockholders may vote in favor of such proposal, vote against such proposal, or abstain from voting. The vote required to approve Proposal 2 is the affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions, if any, will have no effect on the result of this vote. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Any broker non-votes, if brokers or nominees do not exercise this authority, will have no effect on the result of this vote. We are not required to obtain the approval of stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm, the Audit Committee of the Board will reconsider its appointment.

Proposal 3: Approve an Amendment of Our 2015 Equity Incentive Plan
In voting with regard to the approval of an amendment of our 2015 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 2,000,000, from 1,500,000 shares to 3,500,000 shares, stockholders may vote in favor of such proposal, vote against such proposal, or abstain from voting. The vote required to approve Proposal 3 is the affirmative vote of the majority of shares present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter. Because our Series A and Series B preferred stock are held by a wholly owned subsidiary of the Company and thus is not entitled to vote, only shares of our common stock, issued and outstanding as of the Record Date, are entitled to vote on this proposal. Abstentions, if any, count as a vote against this proposal. Broker non-votes will have no effect on the result of the vote on this proposal.

All votes will be tabulated by the inspector of elections appointed for the 2021 Annual Meeting, who will separately tabulate affirmative and negative votes, withheld votes, abstentions and broker non-votes, if any.

Voting Methods

If you are a record holder, you can vote by attending the 2021 Annual Meeting and voting in person, or you can vote by proxy in three ways:

•By Internet: You may vote by submitting a proxy over the Internet. Please refer to the proxy card or voting instruction form provided or made available to you by your broker for instructions of how to vote by Internet.

•By Telephone: Stockholders located in the United States that receive proxy materials by mail may vote by submitting a proxy by telephone by calling the toll-free telephone number on the proxy card or voting instruction form provided or made available to you and following the instructions.

•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the accompanying proxy card.

•In Person at the 2021 Annual Meeting: If you attend the 2021 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide you at the meeting. You are encouraged to vote by telephone or Internet or complete, date, sign and return the proxy card provided or made available to you, regardless of whether or not you plan to attend the 2021 Annual Meeting.

With respect to your shares held in “street name,” meaning such shares are held for your account by a broker or other nominee, you will receive instructions from such institution or person on how to vote your shares.

Voting by Proxy and Revocability

Voting Shares represented by proxies submitted over the Internet or by telephone, or for which proxy cards are properly executed and returned to us, will be voted at the 2021 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named on Proposal 1, FOR the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm on Proposal 2 and FOR the approval of the amendment of our 2015 Equity Incentive Plan on Proposal 3. Management does not know of any matters to be presented at the 2021 Annual Meeting other than those set forth in this proxy statement and the accompanying notice of 2021 Annual Meeting. If other matters should properly come before the meeting, the proxy holders intend to vote all proxies received by them on such matters in accordance with their best judgment. Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2021 Annual Meeting by giving written notice to our Corporate Secretary, and by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. A beneficial owner of our common stock may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares in street names or by obtaining a legal proxy from such institution and voting at the meeting.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you and other shareholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another shareholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing at: Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary, and we will deliver a separate copy to you promptly.

Internet Availability of Proxy Materials

We are furnishing proxy materials for the 2021 Annual Meeting to all of our stockholders via the Internet by mailing a Notice Regarding the Internet Availability of Proxy Materials (“Notice”), instead of mailing or emailing copies of those materials to our stockholders. However, we may still mail copies of such proxy materials to some stockholders. The Notice directs our stockholders to a website where they can access our proxy materials, including our proxy statement and our 2021 Annual Report to Stockholders, and view instructions on how to vote via the Internet, a mobile device, or by telephone. If you received such a Notice and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials via email, you will continue to receive access to those materials electronically unless you elect otherwise.

Attending the Annual Meeting

Only our stockholders as of the Record Date are entitled to attend the 2021 Annual Meeting. If you own our stock as a record holder, your name will be on a list of record holders and you will be able to gain entry with government-issued photo identification, such as a driver’s license, state-issued identification card, or passport. If you beneficially own our stock held in street name, in order to gain entry, you must present a valid legal proxy from a record holder of our stock as of the Record Date and government-issued photo identification. You should contact your brokerage account representative, bank or other nominee to learn how to obtain a legal proxy. All stockholders and proxy holders must register at the reception desk and sign the attendance sheet before entering the room for the 2021 Annual Meeting. In fairness to all attendees and in the interest of an orderly and constructive meeting, we ask that you abide by the rules of procedure for the 2021 Annual Meeting, which will be available to you when you register at the reception desk. Cameras, recording devices, and other electronic devices are prohibited at the meeting.

Stockholder List

A list of our stockholders of record as of the Record Date entitled to vote at the 2021 Annual Meeting will be available for examination by any such stockholder for any purpose germane to the 2021 Annual Meeting during ordinary business hours at our corporate headquarters located at 1668 S. Garfield Avenue, Alhambra, California 91801, for a period of ten days prior to the 2021 Annual Meeting, and also at the 2021 Annual Meeting. Please contact the Company’s Corporate Secretary at (626) 282-0288 or by email at: investors@apollomed.net if you wish to inspect the list of stockholders prior to the meeting.

Persons Making the Solicitation

We are required by law to convene annual meetings of stockholders at which our directors are elected. The Board is soliciting proxies from our stockholders for the 2021 Annual Meeting. The entire cost of soliciting proxies will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials or notices of Internet availability to our stockholders of record and beneficial owners. Proxies will be solicited principally through mail, but, if deemed desirable, may be solicited personally or by telephone or letters by our officers and regular employees for no additional compensation. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials or notices of Internet availability to beneficial owners of our stock and obtain their voting instructions, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Stockholders will be asked at the 2021 Annual Meeting to elect eleven directors who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and the director’s successor is duly elected and qualified or until his or her earlier resignation or removal.

The following eleven persons have been nominated by the Board for election to the Board: Kenneth Sim, M.D., Thomas S. Lam, M.D., M.P.H., Mitchell W. Kitayama, David G. Schmidt, Mark Fawcett, Michael F. Eng, Li Yu, Ernest A. Bates, M.D., Linda Marsh, John Chiang and Matthew Mazdyasni. All the nominees are incumbent directors. Additional information about these nominees is provided in “Corporate Governance” and “Board of Directors and Executive Officers” below.

Board Nomination and Election of Directors

Following a rigorous reviewing process, the Nominating and Corporate Governance Committee recommended the eleven incumbent directors for re-election at the 2021 Annual Meeting as they continue to contribute to the mix of experience, skills and qualifications that we seek to be represented on the Board. Each nominee has been nominated by the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee. Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of the eleven nominees.

In the event that a nominee is unable or unwilling to serve as a director at the time of the 2021 Annual Meeting, all proxies received by the proxy holders named on the accompanying proxy card will be voted FOR the election of such other person as either proxy holder may designate in such nominee’s place. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or unwilling to serve as a director. If elected at the 2021 Annual Meeting, a director will serve until the annual meeting of our stockholders to be held in 2022 and a successor has been duly elected and qualified, or until his or her earlier resignation or removal.

Vote Required

Pursuant to the Company’s Restated Bylaws, as amended, eleven directors will be elected by a plurality of the votes cast by the Voting Shares present in person or represented by proxy at the 2021 Annual Meeting. Such voting standard means that the nominees who receive the highest number of votes “FOR” their election up to the number of directors to be elected at the meeting, which is eleven, will be elected even if any such nominee receives a greater number of votes “withheld” than votes “FOR” his election. Votes withheld and broker non-votes, if any, will not be treated as votes cast and, therefore, will not affect the outcome of the election of directors at the 2021 Annual Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NAMED NOMINEES ON PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board Recommendation

The Audit Committee has appointed Ernst & Young, LLP (“EY”) as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. In deciding to appoint EY, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the year ending December 31, 2021. The Board recommends that our stockholders ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. While we are not required to have our stockholders ratify the appointment of EY as our independent registered public accounting firm, we are doing so because we value our stockholders’ views on the Company’s independent registered public accounting firm. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, in its discretion, may still direct the appointment of a different independent registered public accounting firm at any time it determines that such a change would be in the best interest of the Company and our stockholders.

Representatives of EY are expected to be present at the 2021 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, during which EY and BDO USA, LLP, among others, submitted proposals to serve as our independent registered accounting firm for the fiscal year ended December 31, 2020. The Audit Committee evaluated the proposals and considered several factors, including audit quality, the benefits of tenure versus a fresh perspective, engagement teams, potential transition risks, auditor independence and the appropriateness of fees relative to both efficiency and audit quality. As a result of this process, on April 24, 2020, the Audit Committee selected EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. The stockholders of the Company subsequently ratified the selection of EY at the Company’s 2020 annual meeting of stockholders, held on June 15, 2020.

As reported on the Company’s Current Report on Form 8-K filed on April 28, 2020:

• On April 24, 2020, following a competitive selection process, the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 and approved the dismissal of BDO USA, LLP from service as the Company’s independent registered public accounting firm, effective immediately. The Company engaged EY on April 27, 2020.

• During the fiscal year ended December 31, 2019 and through the subsequent interim period through April 24, 2020, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements of the Companies for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

• During the fiscal year ended December 31, 2019 and through the subsequent interim period through April 27, 2020, neither the Company, nor any party on its behalf, consulted with EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided by EY to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT AND OTHER FEES

The following table presents fees for professional audit services and other services rendered by EY for the audit of the Company’s annual financial statements for the year ended December 31, 2020, and professional audit services rendered by BDO USA, LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2019:

	2020	2019
Audit (1)	$1,227,175	$1,261,291
Audit Related	—	—
Tax (2)	101,441	—
All Other Fees	—	—
Total	$1,328,616	$1,261,291

(1)Represents aggregate fees charged by EY or BDO USA, LLP in each respective year serving as the external auditor, as applicable, for audit work performed on the annual financial statements and review of quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements, current reports on Form 8-K and related amendments and statutory audits.

(2)Tax fees consist of various permissible tax compliance and tax advisory service fees by EY.

The Audit Committee has determined that all services performed by EY and BDO USA, LLP were, and are, compatible with maintaining the independence of EY and BDO USA, LLP, as applicable. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, which may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. For additional information concerning the Audit Committee and its activities with EY and BDO USA, LLP, please see “Report of the Audit Committee” below.

Vote Required

The affirmative vote of a majority of the votes cast affirmatively or negatively on Proposal 2 at the 2021 Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. This proposal will pass, and the Audit Committee’s appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the year ending December 31, 2021 will be ratified, if the total votes cast “FOR” Proposal 2 exceed the total number of votes cast “AGAINST” Proposal 2. Brokerage firms and other nominees have the authority to vote uninstructed shares held by them in street name on this proposal. Broker non-votes and abstentions, if any, will not constitute votes cast and will accordingly have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH ON THIS PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2015 EQUITY INCENTIVE PLAN

Introduction
The Company’s 2015 Equity Incentive Plan (the “2015 Plan”) authorizes the award of stock-based incentives to eligible employees, officers, directors, and consultants, as described below. On April 26, 2021, the Board approved, subject to stockholder approval at the 2021 Annual Meeting, an amendment of the 2015 Plan, as initially approved by stockholders in 2015, to increase the number of shares authorized for issuance thereunder by 2,000,000 shares from 1,500,000 shares to 3,500,000 shares.

The Company’s directors and executive officers currently are permitted to participate in the 2015 Plan, and therefore they have an interest in this proposal.

The form of the 2015 Plan, as amended (the “Amended 2015 Plan”) is attached as Annex A to this proxy statement.

Reasons for the Amendment to the 2015 Plan

We believe that our ability to award incentive compensation based on equity in the Company is critical to our continued success in remaining competitive and attracting, motivating and retaining key personnel. Offering a broad-based equity compensation program is vital to attract and retain the most highly skilled people in the Company’s industry. In addition, the Company believes that employees who have a stake in the future success of its business become highly motivated to achieve the Company’s long-term business goals and to expend maximum effort in the creation of stockholder value, thereby aligning the interests of such individuals with those of stockholders generally.

As of December 31, 2020, the Company has granted, net of forfeitures, awards representing 1,386,439 out of the 1,500,000 shares presently available under the existing 2015 Plan. The Board believes that increased capacity to make equity awards provided by the amendment is essential to the Company’s continued growth, and therefore in the best interest of its stockholders. In particular, the Board is recommending approval of this increase to facilitate the retention of existing employees, recruiting of new personnel and provide the Company with flexibility to compensate service providers and consultants.

Summary of the Amended 2015 Plan

The following is a summary of the principal features of the Amended 2015 Plan. The summary is qualified in its entirety by reference to the full text of the Amended 2015 Plan.

Purpose. The creativity and entrepreneurial drive of our employees and other personnel who provide services to the Company are important factors in the growth and success of our business. We believe that our broad-based equity incentive program is an effective means of motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we align their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in the Company will have value only if, working together, we create value for our stockholders. Awards under our equity incentive plans generally vest over a period of time (for example, stock options generally vest over a three-year period), giving the recipient an additional incentive to provide services over a number of years and build on past performance. We believe that our option program has helped us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to the Company.

We remain committed to the goals of managing dilution from options and enhancing stockholder value. We have never repriced options, and the Amended 2015 Plan specifically prohibits the repricing of options. In addition, the 2015 Plan prohibits the grant of “discount” options (i.e., options with an exercise price below fair market value).

Number of Shares. Under the Amended 2015 Plan, a total 3,500,000 shares of our common stock (including 2,000,000 new shares), plus rollover shares from previous equity incentive plans of the Company (the “Rollover Shares”), are reserved for issuance under awards. Any shares that are represented by awards under the Amended 2015 Plan that are (i) forfeited, expire, or are canceled or settled in cash without delivery of shares, (ii) forfeited back to us or reacquired by us after delivery for any reason, or (iii) tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the Amended 2015 Plan, will again be available for awards under the Amended 2015 Plan. Only shares actually issued under the Amended 2015 Plan will reduce the share reserve. If we acquire another entity through a merger or similar transaction and issue replacement awards under the Amended 2015 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the Amended 2015 Plan.

The Compensation Committee, in its discretion, may grant awards that exceed the above limits (other than the limits on incentive stock options).

The number of shares reserved for issuance under the Amended 2015 Plan, and the limits on the number of awards that may be granted to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration. The Amended 2015 Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee will have full power to administer the Amended 2015 Plan and the decisions of the Compensation Committee will be final and binding upon all the participants.

The Board may delegate the Compensation Committee’s administrative authority to another committee, or the Compensation Committee may delegate some of its authority to the Chief Executive Officer of the Company. Any such delegation may be made only to the extent the law allows. In addition, the Amended 2015 Plan provides that only the Board, or a committee comprised entirely of non-employee directors, may approve awards to individuals who are subject to Section 16 of the Exchange Act. As used herein, the term “Compensation Committee” also includes the Board or other committee that has authority with respect to the approval of awards.

Eligibility. The selection of the participants in the Amended 2015 Plan will generally be determined by the Compensation Committee. Employees and those about to become employees, including those who are officers or directors of the Company or its subsidiaries and affiliates, are eligible to be selected to receive awards under the Amended 2015 Plan. In addition, non-employee service providers, including non-employee directors, and employees of unaffiliated entities that provide bona fide services to the Company as an independent contractor are eligible to be selected to receive awards under the Amended 2015 Plan. Non-employee directors of the Board are eligible for and shall receive grants of options in such amounts and on such terms as determined by the Board as a whole. All other grants must be approved by the Compensation Committee.

As of December 31, 2020, six named executive officers, nine non-employee directors and approximately 624 other employees are eligible to be selected by the Compensation Committee to receive grants under the Amended 2015 Plan.

Types of Awards. The Amended 2015 Plan allows for the grant of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock units and dividend equivalent units in any combination, separately or in tandem. Subject to the terms of the Amended 2015 Plan, the Compensation Committee will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment.

Stock Options. The Compensation Committee may grant either incentive stock options qualified under IRS Code Section 422 or options not qualified under any section of the IRS Code (“non-qualified options”). All stock options granted under the Amended 2015 Plan must have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. As of April 27, 2021, the fair market value of a share of our common stock, based on the closing price per share on that date as quoted on NASDAQ, was $28.39. No stock option granted under the Amended 2015 Plan may have a term longer than ten years, except that under the Amended 2015 Plan the Compensation Committee may extend the term for six months beyond the tenth (10th) anniversary of the date of grant in the event that an option recipient dies prior to the option’s termination date. The exercise price of stock options may be paid in cash, or, if the Compensation Committee permits, by tendering shares of common stock, or by any other means the Compensation Committee approves. Stock options may contain a replenishment provision under which we issue a new option to an option holder (called a “replenishment option”), in order to maintain his or her equity stake in the Company, if the option holder surrenders previously-owned shares to us in payment of the exercise price of an outstanding stock option. The automatic replenishment option grant generally covers only the number of shares surrendered and expires at the same time as the option that was exercised would have expired.

Under the Amended 2015 Plan, each non-employee director is eligible to receive stock option grants in such amounts and on such terms as determined by the Board as a whole.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights which provide the recipient the right to receive a payment (in cash, shares or a combination of both) equal to the difference between the fair market value of a specific number of shares on the grant date and the fair market value of such shares on the date of exercise. Stock appreciation rights must expire no later than ten years after their grant date, except that under the Amended 2015 Plan the term may be extended for six months beyond the date of death in the event that a recipient dies prior to the SAR’s termination date.

Performance-Based Awards. The Amended 2015 Plan provides for performance-based awards, the grant or vesting of which is dependent upon the attainment of objective performance targets relative to certain performance measures. Performance targets may include minimum, maximum and target levels of performance, with the size of the award or vesting based on the level attained. Performance measures are criteria established by the Compensation Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a company-wide basis, and either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: income from operations; revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); income before income taxes and minority interests; operating income; pre- or after-tax income; average accounts receivable; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; market penetration; or business expansion and/or acquisitions or divestitures. The Compensation Committee can select other goals not listed here for awards that are not intended to meet the requirements of “qualified performance-based compensation.” The Compensation Committee may specify that the performance-based awards will become payable in whole or in part in the event of the recipient’s termination of employment as a result of death, disability or retirement.

Performance-based awards may be paid in cash, shares or a combination of both, as determined by the Compensation Committee at the time of making an award.

Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee may grant shares of restricted common stock with or without payment of consideration by the recipient or may grant restricted stock units. The Compensation Committee will determine whether restricted stock units will be paid in cash, our common stock or a combination thereof. All or part of any restricted stock or restricted stock unit award may be subject to conditions and restrictions, which the Compensation Committee will specify. There will be a restriction period of at least three years’ duration on stock and unit awards, unless the vesting of such awards is contingent on the attainment of performance goals, in which case the restriction period must be at least one year. The Compensation Committee may specify that the restriction period will lapse in the event of the recipient’s termination of employment as a result of death, disability or retirement. In addition, the Compensation Committee may provide for a shorter restriction period if it determines in its sole discretion that an award of restricted stock or restricted stock units is made in lieu of cash compensation (including without limitation cash bonus compensation).

Dividend Equivalent Unit Awards. The Compensation Committee may grant awards of dividend equivalent units, either alone or in tandem with other awards, but only if the Board of Directors has declared a dividend on our common stock. A dividend equivalent unit gives the recipient the right to receive a current or deferred payment equal to the dividends paid on one or more shares of our common stock as the Compensation Committee specifies.

Payment of Directors’ Fees in Securities. Subject to any restrictions the Board imposes, a non-employee director may elect to receive stock options in lieu of all or any portion of the director’s annual retainer payment from the Company. These options will be issued under and subject to the terms of the Amended 2015 Plan. The number of options to be issued in connection with such an election by a director will be four times the amount of the cash compensation divided by the closing price of our common stock on the date the cash compensation would otherwise have been paid to the director.

Recoupment. Any awards granted pursuant to the Amended 2015 Plan, and any stock issued or cash paid pursuant to an award, is subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time, and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

Use of Shares to Satisfy Tax Withholding. A participant may satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld.

Adjustment of Awards for Certain Corporate Events. In the event of a stock dividend, stock split or reverse stock split, merger, consolidation, or similar corporate transaction, the Compensation Committee may adjust the number and type of securities subject to awards, and the grant, purchase or exercise price of awards to prevent the dilution or enlargement in benefits under outstanding awards. The Compensation Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award), but in the event of a change of control, the amount of such payment must be at least as favorable to the holder as the amount the holder could have received in respect of such award after the change of control. In addition, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction, whether or not constituting a change of control (other than any such transaction in which the Company is the continuing corporation and in which the Company’s common stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Compensation Committee may substitute, on an equitable basis as the Compensation Committee determines, for each share then subject to an award, the number and kind of shares of stock, other securities, cash or other property to which holders of our common stock are or will be entitled in respect of each share pursuant to the transaction.

Change of Control. The Compensation Committee may determine, in its discretion, whether an award issued under the Amended 2015 Plan will become vested or payable, either in whole or in part, upon a change of control of the Company (as defined in the Amended 2015 Plan). In addition, each holder of an option or stock appreciation right, and each holder of shares received under a restricted stock award, restricted stock unit award, performance award or dividend equivalent award, if any, that vested or became payable as a result of the change of control, may, under certain conditions, have the right for a period of 30 days following the change of control to surrender the award or shares for a cash payment equal to:

•in the case of an option or stock appreciation right, the difference between the higher of the fair market value of a share of our common stock on the date of surrender or the date of the change of control, and the grant or exercise price of the award; and
•in the case of shares, the higher of the fair market value of a share of our common stock on the date of surrender or the date of the change of control.

The Compensation Committee may also cancel any options or stock appreciation rights that are not exercised or surrendered during the 30-day period described above.

Transferability of Awards. Awards granted under the Amended 2015 Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Compensation Committee otherwise approves a transfer.

Foreign Participation. The Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom regarding awards granted to participants employed in foreign countries. In addition, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2015 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Compensation Committee approves for purposes of using the 2015 Plan in a foreign country will not affect the terms of the Amended 2015 Plan for use in any other country.

Amendments. The Board or Compensation Committee may alter, amend, suspend or discontinue the Amended 2015 Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or listing requirements, or if such action materially increases the number of shares that may be issued under the Amended 2015 Plan or the annual award limits, or eliminates the prohibition on stock option repricing. The Compensation Committee may alter or amend awards under the Amended 2015 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of our stock, such as a stock split. The Company has never repriced options in the past.

Term of 2015 Plan. The Amended 2015 Plan will remain in effect until December 15, 2025, unless it is terminated earlier by the Board or the Compensation Committee.

New Plan Benefits

We have not approved any awards that are conditioned on stockholder approval of the Amended 2015 Plan. The Company is unable to currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended 2015 Plan.

Vote Required

The affirmative vote of a majority of shares present or represented by proxy at the 2021 Annual Meeting and entitled to vote on the matter is required to approve an amendment of the Company’s 2015 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. This proposal will pass if the total votes cast “FOR” Proposal 3 exceed the total number of votes cast “AGAINST” Proposal 3. Abstentions, if any, count as a vote against this proposal. Broker non-votes will have no effect on the result of the vote on this proposal.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR 2015 EQUITY INCENTIVE PLAN, AS SET FORTH ON THIS PROPOSAL 3.

CORPORATE GOVERNANCE

Code of Ethics and Other Governance Documents

We maintain a corporate governance page on our website at https://apollomed.net/corporate-governance, which includes information regarding the Company’s corporate governance practices. Our Code of Ethics for Directors, Executive Officers and Other Employees (which, among others, covers our principal executive officer, principal financial officer, principal accounting officer or controller, if any, or persons performing similar functions), Audit Committee Pre-Approval Policy, Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, Related Party Transaction Policy, charters of the three standing committees of the Board and Insider Trading Policy are available on that page of our website, in addition to the Company’s Restated Certificate of Incorporation, as amended, and Restated Bylaws, as amended. Any changes to these documents and any waivers granted with respect to our Code of Ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to: Apollo Medical Holdings, Inc. at 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, Attention: Corporate Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the SEC.

Director Independence

The Board has determined that a majority of its current members and a majority of its director nominees for election at the 2021 Annual Meeting meet the independence requirements of the NASDAQ Stock Market (“NASDAQ”). Based upon information requested from and provided by each director or nominee concerning his background, employment and affiliations, including family relationships, the Board has affirmatively determined that Mitchell W. Kitayama, David G. Schmidt, Michael F. Eng, Mark Fawcett, Li Yu, Ernest A. Bates, M.D., and John Chiang would qualify as “independent” as defined in NASDAQ Listing Rule 5605(a)(2). In making such determinations, the Board considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, not merely from the standpoint of a director or nominee, but also from that of persons or organizations affiliated with the director or nominee.

Subject to certain exceptions, NASDAQ Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent” director if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

The Board also makes such independence determinations with respect to its committees after taking into account the additional independence standards for members of each such committee, as applicable, pursuant to the rules and regulations of the SEC and NASDAQ listing rules as currently in effect. In order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a committee member may not, other than in his or her capacity as a member of the audit committee, the Board, or any other committee of the Board, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries. Based upon information requested from and provided by each director who is currently serving on a committee of the Board concerning his or her background, employment and affiliations, including family relationships, the Board has affirmatively determined that each of its three standing committees consists solely of “independent” directors who meet NASDAQ Listing Rule 5605(a)(2) and all other applicable independence standards.

Board Meetings

The Board held thirteen meetings and acted by written consent once during 2020. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2020. We attempt to schedule each annual meeting of our stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. Directors are encouraged to attend our annual meetings of stockholders, but the Board has not adopted a formal policy with respect to such attendance. Five directors attended the Company’s 2020 annual meeting of stockholders.

Our independent directors meet periodically in executive session without management present to discuss our operations, policies and practices, as well as other matters relating to us or the functioning of the Board.

Board Leadership Structure and Lead Independent Director

Dr. Sim and Dr. Lam serve as our Co-Chief Executive Officers, while Dr. Sim also serves as our Executive Chairman of the Board and Dr. Lam serves as a director.

Our Board has not taken a position on the desirability, as a general matter, of having two individuals serve as Co-Chief Executive Officer or of combining the roles of Co-Chief Executive Officer and Executive Chairman. Rather, our Board believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates. The Board believes that the Company benefits from Drs. Sim and Lam’s long-standing experience working together in the healthcare industry, each having gained more than 26 years of senior-level management experience leading the Company and, prior to the merger, NMM and its affiliated physician groups. Accordingly, the Board believes that it is in the best interests of the Company and its stockholders for both individuals to serve as Co-Chief Executive Officers.

The Board believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company’s independent directors provide experience, oversight, and expertise from outside the Company and the Company’s industry, while the Co-Chief Executive Officers provide Company-specific experience and expertise. The Board believes that the combined role of Co-Chief Executive Officer and Executive Chairman promotes the development and execution of the strategic vision and risk management of the Company, and facilitates information flow between management and the Board, functions that are essential to effective corporate governance. The Board further believes that Dr. Sim is currently the director best situated to serve as Executive Chairman, as he is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

The Board has designated independent director, Mr. Kitayama, as our Lead Independent Director. Mr. Kitayama presides over executive sessions of the independent directors. As Lead Independent Director, Mr. Kitayama has duties and responsibilities, which include consulting with the Executive Chairman and Co-Chief Executive Officers regarding the schedule and agenda for Board meetings, acting as a liaison between the non-management directors as a group and management, and discharging such other duties and responsibilities as the Board may determine from time to time.

Risk Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the Company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board is responsible for overseeing management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its stockholders or that such strategies will motivate management to take excessive risks. The Board periodically reviews information regarding the Company’s financial, operational and strategic risks, including risks related to the COVID-19 pandemic. Each of the three committees of the Board is responsible for overseeing the management of risks that fall within the committee’s areas of responsibility, including identifying, quantifying and assisting management in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for managing the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for addressing risks associated with related-party transactions and concerns and complaints related to accounting and auditing matters. The Audit Committee provides regular updates to the entire Board. The Compensation Committee is responsible for overseeing the risk management related to the Company’s compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and overall effectiveness of the organization of the Board.

Communications with the Board

The following procedures have been established by the Board to facilitate communications between our stockholders and the Board:

•Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to: Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801, or by email to: investors@apollomed.net.

•Communications will be distributed to the Board, or to any individual director or group of directors as appropriate, depending on the facts and circumstances outlined in the communications.

•Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•junk mail and mass mailings
•resumes and other forms of job inquiries
•surveys
•solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to the Board or any director upon request.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which comprised solely of independent directors. The composition, functions and responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Audit Committee currently consists of Messrs. Schmidt (chairman), Eng and Chiang. The Board has determined that each of the members of the Audit Committee is an audit committee financial expert, as that term is defined in Item 407 of Regulation S-K of the Exchange Act. The Board has determined that all members of the Audit Committee qualify as “independent” directors within the meaning of Rule 10A-3 under the Exchange Act and as defined under NASDAQ listing rules, as currently in effect and applicable to members of audit committees. As required by the Audit Committee charter, no Audit Committee member currently serves on audit committees of more than two other public companies. The Audit Committee met seven times during 2020.

The Audit Committee’s duties include monitoring and ensuring the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and external auditors; preparing the report required to be prepared by the Audit Committee under the rules of the SEC for inclusion in our proxy statement; and overseeing our accounting and financial reporting processes and the audits of our financial results. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee is also responsible for engaging our independent registered public accounting firm and pre-approving audit and non-audit services performed by the firm in order to assure that the provision of such services does not impair their independence. To these ends, the Audit Committee has adopted an Audit Committee Pre-Approval

Policy and an Audit Committee Policy Regarding Complaint Procedures for Accounting and Auditing Matters, which are available on our website. Please also see “Report of Audit Committee” below.

Compensation Committee

The Compensation Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Compensation Committee currently consists of Messrs. Kitayama (chairman), Fawcett and Chiang. The Board has determined that all members of the Compensation Committee qualify as “independent” directors as defined under NASDAQ listing rules, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” as defined in Treasury Regulation 26 CFR § 1.162-27, implementing Section 162(m) of the Internal Revenue Code of 1986, as amended and currently in effect. The Compensation Committee acted by written consent three times during 2020.

The Compensation Committee establishes the compensation and benefits of our executive officers and makes recommendations to the Board regarding director compensation, including for membership on any committee of the Board. The Compensation Committee also administers our compensation plans, including our equity incentive plans.

In establishing executive and director compensation, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data from peer companies and information from nationally recognized published surveys, adjusted for size. The Compensation Committee then considers other factors, such as each executive officer’s individual expertise, experience, and performance, any retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations. The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. While members of our human resources and finance departments support the Compensation Committee in its work, our executive officers, in general, are not involved in determining the amount or form of executive and director compensation, but may from time to time make recommendations and provide feedback to the Compensation Committee. The Compensation Committee reviews the performance of each executive officer in light of the above factors and determines whether the executive officer should receive any increase in base salary, annual bonus award or discretionary equity award based on such evaluation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at https://apollomed.net/corporate-governance. The Nominating and Corporate Governance Committee currently consists of Messrs. Kitayama (chairman), Schmidt and Dr. Bates. All members of the Nominating and Corporate Governance Committee meet the independence requirements of NASDAQ. The Nominating and Corporate Governance Committee acted by written consent once during 2020. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director candidates recommended by management, stockholders and others, considering and examining director candidates, recommending director nominations to the Board, developing corporate governance principles for the Company, overseeing the Company’s compliance with those principles, and establishing monitoring procedures for the receipt of stockholder communications directed to the Board, and periodically evaluating the Board to determine whether the Board and its committees are functioning effectively.

The Nominating and Corporate Governance Committee identifies appropriate candidates to serve as directors of the Company, interviews candidates and makes recommendations to the Board regarding director nominations. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee evaluates them against one or more of the following qualifications: personal integrity, sound judgment, business and professional skills and experience, industry knowledge, financial acumen and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee also considers additional factors, including the current composition of the Board, the current strategy and future outlook of the Company, the range of experience and skills that would best complement those already represented on the Board and the need for specialized expertise. The Nominating and Corporate Governance Committee has not adopted a formal diversity policy regarding its selection of candidates or consideration of nominations, but will consider issues of diversity in identifying and recommending director nominees to the Board, and strive where appropriate to achieve a balance of backgrounds and perspectives on the Board and its committees.

The Nominating and Corporate Governance Committee considers potential candidates recommended by stockholders, directors, officers, advisors, third-party search firms or other appropriate sources. In selecting candidates, the Nominating and Corporate Governance Committee takes into account all factors it deems relevant, such as a candidate’s knowledge, experience, background, independence, possible conflicts of interest and concerns for the long-term interests of our stockholders. Persons recommended by stockholders are generally considered on the same basis as candidates from other sources. If a stockholder wishes to propose a director candidate for consideration by the Nominating and Corporate Governance Committee, the stockholder must follow the procedures and comply with the requirements described in “Stockholder Proposals” at the end of this proxy statement.

In recommending to the Board the eleven director nominees for election at the 2021 Annual Meeting, the Nominating and Corporate Governance Committee considered the factors described above as well as each nominee’s previous service on the Board, which the committee believes provides a desirable level of continuity and institutional knowledge with respect to the Board’s deliberations. The Nominating and Corporate Governance Committee also considered specific qualifications, attributes and skills that each nominee possesses and contributes to the Board as identified under the respective nominee’s biography in “Background of Directors” below.

Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted a written policy setting forth our procedures for reviewing, and approving or ratifying, transactions with an executive officer, director or nominee for election as a director of the Company, a greater than five percent beneficial owner of the Company’s common stock, or an immediate family member of any of the foregoing (collectively, “Related Persons”). The policy covers transactions, arrangements or relationships in which the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any fiscal year of the Company, the Company or any of its controlled subsidiaries is a participant, and a Related Person had, has or is expected to have a direct or indirect material interest (a “Covered Transaction”). The Audit Committee is responsible for ratifying or approving a Covered Transaction.

In reviewing a Covered Transaction, the Audit Committee shall consider all relevant facts and circumstances, including:

•the Related Person’s interest and involvement in the transaction;
•the nature of the Company’s participation in the transaction;
•the Related Person’s relationship to the Company;
•whether the transaction was undertaken in the ordinary course of business of the Company;
•the availability of unrelated third parties as alternative counterparties to the proposed transaction;
•whether the transaction is proposed to be, or was, entered into on an arms-length basis or on terms no less favorable to the Company than terms that could have been reached with an unrelated third party under the same or similar circumstances;
•whether the transaction would impair the independence of a director or a nominee for election as a director of the Company under the NASDAQ listing rules;
•the purpose of, and the potential benefits and materiality to the Company of, the transaction;
•the risks and limitations that may arise as a result of or in connection with the proposed transaction, including any potential reputational risk; and
•any other information that would be material to our investors in light of the context of the particular transaction and the Related Person.

Certain Covered Transactions are deemed to be pre-approved by the Audit Committee under this policy, including:

•any compensation paid to an executive officer of the Company for his or her services to the Company if the compensation is, or would be required to be reported in, the Company’s proxy statements and the Compensation Committee has approved, or recommended that the Board approve, such compensation;
•any compensation paid to a director of the Company for services to the Company as a director if the compensation is required to be reported in the Company’s proxy statements;
•any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis;
•any transaction involving a Related Person where the rates or charges involved are determined by competitive bids;

•any transaction between the Company or its controlled subsidiary and an entity with an executive officer of the Company serving as a nominee shareholder (including where the officer as a licensed physician, rather than the Company, is required by corporate practice of medicine or similar law to serve as the shareholder of such entity on behalf of the Company or its subsidiary in order to achieve certain corporate, regulatory and/or accounting treatment) and where such officer derives no direct financial benefit from such status; or
•any transaction between the Company or its controlled subsidiary and an entity that has been reported in the Company’s statement of income for its last fiscal year on a consolidated basis (including any variable interest entity of the Company).

The Audit Committee may establish such other categories of transactions that shall be deemed pre-approved.

Certain Related Person Transactions

APC Transactions

NMM, the Company’s principal wholly owned subsidiary, received a payment of $50.3 million from the Company’s consolidated variable interest entity, APC, in 2020 pursuant to a long-term management and administrative services agreement. On September 11, 2019, the Company, AP-AMH Medical Corporation (“AP-AMH’), a consolidated variable interest entity, and APC, concurrently consummated a series of interrelated transactions (collectively, the “APC Transactions”). As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s other prior reports filed with the SEC, the APC Transactions included the following:

•the Company made a $545.0 million ten-year secured loan to AP-AMH bearing a 10% per annum interest rate (the “AP-AMH Loan”);

•AP-AMH used all of the proceeds of that loan to purchase 1,000,000 shares of Series A Preferred Stock of APC, pursuant to which AP-AMH is entitled to receive preferential, cumulative dividends equal to the sum of APC’s net income from certain healthcare services and any dividends received by APC from certain of APC’s affiliated entities, less certain retained amounts;

•APC purchased 15,015,015 shares of the Company’s common stock for total consideration of $300.0 million in a private placement, pursuant to which APC was granted certain registration rights and agreed that APC votes in excess of 9.99% of the Company’s then outstanding shares would be voted by proxy given to the Company’s management, and that those proxy holders will cast the excess votes in the same proportion as all other votes cast on any specific proposal coming before the Company’s stockholders;

•the Company licensed to AP-AMH the right to use certain tradenames for certain specified purposes for a fee equal to a percentage of the aggregate gross revenues of AP-AMH, pursuant to which a license fee is payable out of any Series A Preferred Stock dividends received by AP-AMH from APC; and

•through its subsidiary, NMM, the Company agreed to provide certain administrative services to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH, which is payable out of any APC Series A Preferred Stock dividends received by AP-AMH from APC.

Dr. Sim is the Executive Chairman and Co-Chief Executive Officer of the Company, the Chairman of NMM, the Chairman of APC and a stockholder of each of the Company and APC. Dr. Lam is the Co-Chief Executive Officer and a director of the Company, the Chief Executive Officer and Chief Financial Officer of APC, the Chief Executive Officer and a director of AP-AMH and a stockholder of each of the Company and APC. Dr. Young is the Chief Administrative Officer of the Company, a Senior Executive Vice President of APC and a stockholder of each of the Company and APC. Ms. Marsh is a director of ApolloMed and the Co-Chief Executive Officer of NMM and APC, both of which are ceremonial positions in which she has no ability to exercise control or influence over the management of those entities; she indirectly owns shares of the Company and has no ownership interest in APC. To the extent any officers or directors benefit from the APC Transactions over time, that benefit will be pro rata with all other stockholders of the Company and/or APC.

In September 2019, the Company entered into a secured credit agreement (the “Credit Agreement”) with Truist Bank (formerly known as SunTrust Bank) and other lenders, including Preferred Bank, providing for a $190 million term loan and five-year $100 million revolving credit facility and a letter of credit subfacility of up to $25 million. A portion of the term loan and revolving credit facility was used to finance the AP-AMH Loan. Company director, Li Yu, is the Board Chairman and Chief Executive Officer of Preferred Bank. The Credit Agreement was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lenders and did not involve more than the normal risk of collectability or present other unfavorable features.

Other Transactions

In December 2020, APC purchased a 50% member interest in Tag-6 Medical Investment Group, LLC (“Tag 6”) for $4.5 million. In December 2020, APC purchased 50% member interest in Tag-8 Medical Investment Group, LLC (“Tag 8”) for $2.1 million. Tag 6 and Tag 8 both own vacant land in Alhambra, California, with plans to develop medical offices in the future. Drs. Sim, Lam and Young were members of Tag 6 and Tag 8 prior to APC’s purchase.

In December 2020, APC purchased a 100% interest in Medical Property Partners, LLC (“MPP”), AMG Properties, LLC (“AMG Properties”), and ZLL Partners, LLC (“ZLL”), each of which own land and buildings leased to tenants in Alhambra and Pasadena, California, for a total of $12.2 million. Drs. Sim and Lam were members of MPP, AMG Properties and ZLL prior to APC’s purchase. Dr. Young was a member of MPP prior to APC’s purchase.

One MSO was indirectly 50% owned by Drs. Sim and Lam in 2019. In December 2020, APC purchased a 50% membership interest in One MSO, LLC (“One MSO”) for $2.4 million. One MSO owns an office building in Monterey Park, California that is currently being leased to tenants, including NMM.

Preferred Bank has previously provided loans and lines of credit to NMM and APC and issued letters of credit to APC and other consolidated variable interest entities of the Company as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Company director, Li Yu, is the Board Chairman and Chief Executive Officer of Preferred Bank. Such credit facilities were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lenders and did not involve more than the normal risk of collectability or present other unfavorable features.

Ms. Marsh is the Senior Executive Vice President at AHMC Healthcare Inc. and the Senior Executive Vice President of Health Source MSO Inc. (“Health Source MSO”). The Company and its affiliates (including NMM and APC) work with one or more AHMC Healthcare hospitals in coordinating patient care, including by sharing the surplus and deficits of risk pools with certain AHMC Healthcare hospitals pursuant to a risk-sharing agreement. During the year ended December 31, 2020, the Company recognized risk pool revenue under this agreement of $42.6 million. Health Source MSO provides administrative services in connection with the risk pool for which it received a fee of $0.9 million in 2020. Additionally, an entity, which is 50% owned by Ms. Marsh, receives compensation in the amount of $25,000 per month (which is jointly paid by NMM and APC) for consulting services provided to NMM and APC.

APC-LSMA Designated Shareholder Medical Corporation is solely owned by Dr. Lam, controlled by APC and consolidated as a variable interest entity of the Company. APC-LSMA owns 25% of the IPA business of LaSalle Medical Associates. During the year ended December 31, 2020, NMM earned approximately $16.9 million in management fees from LMA pursuant to a management services agreement.
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

BACKGROUND OF DIRECTORS

The following sets forth certain information concerning the nominees to the Board, all of whom are incumbent directors of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board to conclude that such nominee should serve as a director. Additionally, the Board believes that each director nominee has a reputation for integrity, honesty, and adherence to high ethical standards and has demonstrated business acumen and sound judgment, as well as a commitment of service to the Company and the Board. There are no family relationships among our directors or executive officers, except that (i) Brandon Sim, our Chief Operating Officer and Chief Technology Officer, is the son of

Dr. Sim, Executive Chairman and Co-Chief Executive Officer, and (ii) the spouse of Eric Chin, our Chief Financial Officer, is the niece of Linda Marsh, Director.

Name and Position	Age	Positions and Offices with the Company	Director Since	Independent
Kenneth Sim, M.D.	67	Executive Chairman and Co-Chief Executive Officer	2017
Thomas S. Lam, M.D., M.P.H.	71	Co-Chief Executive Officer and President	2016
Mitchell W. Kitayama(2)(3)	64	Lead Independent Director	2017	X
David G. Schmidt(1)(2)	73	Director	2013	X
Mark Fawcett(3)	54	Director	2016	X
Michael F. Eng(1)	74	Director	2017	X
Li Yu	80	Director	2017	X
Ernest A. Bates, M.D.(2)	84	Director	2018	X
Linda Marsh	71	Director	2019
John Chiang(1)(3)	58	Director	2019	X
Matthew Mazdyasni	64	Director	2019

(1)Member of the Audit Committee.
(2)Member of the Nominating and Corporate Governance Committee.
(3)Member of the Compensation Committee.

Kenneth Sim, M.D. Dr. Sim has served as Executive Chairman of the Board since December 2017 and as Co-Chief Executive Officer of the Company since September 2019. He has also served as a member of NMM’s board of directors from 2006 to 2013, as Chairman of NMM’s board of directors since 2013 and as Chairman of APC’s board of directors since 2014. Dr. Sim is a Fellow of the American College of Surgeons and was awarded the Independent Physician Leadership Award in 2014 by the Los Angeles County Medical Association. He was recognized by the Chinese-American Elected Officials community organization as a recipient of its 2020 Lifetime Achievement Award. Dr. Sim is a member of the Governing Board of Directors at Alhambra Hospital Medical Center and the Chief of Surgery at Garfield Medical Center. He serves on the board of directors of the National Council of Asian Pacific Islander Physicians and the OneLegacy Foundation. As an entrepreneur, Dr. Sim founded Healthcare Cities in Arcadia, City of Industry, and Downtown Los Angeles in California, which helped streamline the healthcare process by providing outpatient health services at one location, including a surgical center, senior wellness center, laboratory, radiology and urgent care. He received his bachelor’s degree from the University of California, Los Angeles (“UCLA”) and received his medical training from the Loma Linda University School of Medicine and the Autonomous University of Guadalajara in Guadalajara, Mexico.

Dr. Sim’s qualifications to serve on the Board include his over 31 years of experience as a practitioner, entrepreneur and administrator in the medical industry, including his four years of operating experience as the Company’s Executive Chairman, his twelve years of experience prior to NMM’s business combination with the Company as a member of NMM’s board of directors and subsequent service as the chairman of NMM’s board of directors.

Thomas S. Lam, M.D., M.P.H. Dr. Lam has served as a Board member since January 2016 and as Co-Chief Executive Officer and President of the Company since September 2019. Dr. Lam served as the Company’s Co-Chief Executive Officer from December 2017 to March 2019 and as the Company’s Chief Executive Officer from April 2019 to September 2019. Dr. Lam has also served as Chief Executive Officer of NMM since January 2006 and has been a member of NMM’s board of directors since 2005. Dr. Lam was the Chairman of the board of directors of APC from January 2006 to September 2014 and has been APC’s Chief Executive Officer since January 2006 and APC’s Chief Financial Officer since October 2014. In 2014, Dr. Lam received a Corporate Citizens of the Year Award from the Board of Directors of East Los Angeles College Foundation. In 2015, the YMCA Board of Directors of West San Gabriel Valley honored Dr. Lam as the recipient of Heart of the Community Award. Dr. Lam was recognized by the Chinese-American Elected Officials community organization as a recipient of its 2020 Lifetime Achievement Award. Dr. Lam received his medical training from New York Medical College and gastroenterology training from Georgetown University.

Dr. Lam’s qualifications to serve on the Board include his over 26 years of experience as a practitioner, entrepreneur and administrator in the medical industry, including his three years of operating experience as a Chief Executive Officer of the Company and his twelve years of experience prior to NMM’s business combination with the Company as NMM’s chief executive officer and board member.

Mitchell W. Kitayama. Mr. Kitayama has been a Board member since December 2017. Mr. Kitayama has served as Chairman of the board of directors of Winslow Drake, a boutique investment advisory and wealth management practice, since June 2016, as Chief Executive Officer and President of Advanced Medical Inc. since September 2019, and as Managing Director of MMK & Associates, which advises financial institutions, medical groups and private companies, since May 2009. Prior to founding MMK & Associates, between May 2005 and May 2009, he served as the Chief Executive Officer, Vice Chairman and Director of Metro United Bank, and as the Executive Vice President for its holding company, MetroCorp. He has held various positions within the American Diabetes Association and served on the Finance and Investment committees for the Ronald McDonald House Charities of Southern California. He is a Certified Cash Manager and received a B.A. in Biology with a Chemistry Minor and an M.B.A. from Baylor University.

Mr. Kitayama’s qualifications to serve on the Board include his extensive financial expertise and leadership experience gained from his service as board member and executive officer of multiple for-profit and non-profit organizations, including his service as Chief Executive Officer, Vice Chairman and Director of Metro United Bank.

David G. Schmidt. Mr. Schmidt has been a Board member since May 2013. He has served since January 2011 as a principal of Schmidt & Associates, a consultancy practice that focuses on strategic planning and implementation in the healthcare industry. From April 2015 to June 2019, Mr. Schmidt served as Chief Executive Officer of the TPG-International Health Academy, which organizes trade missions for healthcare executives. From August 2002 to December 2010, he served as Chief Executive Officer and a director of SCAN Health Plan, a provider of Medicare Advantage plans. From 2000 to 2002 he served as Chief Executive Officer of Medicheck, which provided financial service management to healthcare organizations before being acquired. He served on Passport’s board of directors from 2002 to 2006. From 1992 to 1998, he was the Senior Vice President of Sales and Customer Services for Care America/Blue Shield Health Plan and Regional Vice President for FHP Healthcare. He received a B.A. in Economics from UCLA and a M.B.A. from the Anderson School of Management at UCLA. Prior to his healthcare experience, he held senior management roles at Avery Dennison and other manufacturing companies. He was also a founding board member of the SCAN Foundation, which is focused on long-term care in the United States.

Mr. Schmidt’s qualifications to serve on the Board include his over 38 years of experience in the healthcare industry, including his 10 years of experience as a principal with healthcare consulting firm, Schmidt & Associates and his lengthy tenures as Chief Executive Officer of various healthcare service providers, including TPG-International Health Academy, SCAN Health Plan and Medicheck.

Mark Fawcett. Mr. Fawcett has been a Board member since January 2016. Since 2002, Mr. Fawcett has served as Senior Vice President and Treasurer of Fresenius Medical Care Holdings, Inc. (“FMCH”), a wholly owned subsidiary of Fresenius Medical Care AG & Co. KGaA (NYSE: FMS) (collectively with FMCH and their respective subsidiaries, “FMS”). FMS is a leading provider of chronic kidney failure products and services. Prior to joining FMS, Mr. Fawcett was a director of corporate finance at BankBoston beginning in 1997. Mr. Fawcett held various positions of increasing responsibility beginning in 1988 with Merrill Lynch in New York and London, and then at The Bank of New York. Mr. Fawcett graduated with a B.A. in psychology from Wesleyan University and a M.B.A. from Columbia Business School.

Mr. Fawcett’s qualifications to serve on the Board include his extensive experience and knowledge of the healthcare industry, his finance expertise developed as a director of corporate finance at BankBoston and as an investment banker with Merrill Lynch. From his experience as Senior Vice President and Treasurer of FMS, Mr. Fawcett has considerable experience with capital raising, merger and acquisition strategies, foreign exchange and interest rate risk management, and broadly with the healthcare sector.

Michael F. Eng. Mr. Eng has been a Board member since December 2017. Mr. Eng was the Mayor of Monterey Park, California from 2004 to 2005 and served on the City Council from 2003 to 2006. He was elected to the California State Assembly, serving from 2006 to 2012, during which time he was appointed Chair of the Assembly Committee on Banking and Finance, as well as Chair of the Assembly Committee on Business and Professions and was a member of the Assembly Health Committee and

Committee on Revenue and Taxation. Mr. Eng was elected to the Los Angeles Community College District Board of Trustee from 2013 to 2017 and served as Vice President of the Board. In January 2020, he was appointed to a full-time position on the State Board of Appeals, California Unemployment Insurance system. Prior to his elected offices, he was appointed to the State Board of Acupuncture by the Governor of California. Mr. Eng also served as a fiduciary board member of Alhambra Hospital Medical Center and Garfield Medical Center. He currently serves on the community board of San Gabriel Valley Medical Center. He has practiced federal immigration and nationality law at the law firm of Eng and Nishimura and has been an instructor in the College of Business and Economics, California State University, Los Angeles. He was also employed by Kaiser Permanente. His education consists of a Juris Doctor degree from UCLA and Bachelor’s and Master’s degrees from the University of Hawaii.

Mr. Eng’s qualifications to serve on the Board include his extensive government experience gained from over 17 years of service in various elected offices at the local and state levels, including as member of the California State Assembly and a city councilmember of Monterey Park, California, as well as experience in healthcare policy gained through his service as a member of the California State Board of Acupuncture, as a fiduciary board member of Alhambra Hospital Medical Center and Garfield Medical Center, and as a current community board member of San Gabriel Valley Medical Center.

Li Yu. Mr. Yu has been a Board member since December 2017. Mr. Yu has served Preferred Bank as its Chief Executive Officer since 1993, Chairman of the board of directors since 1991 and as President from 1993 to 2012. From December 1991 to the present, Mr. Yu has served on the Loan Committee and Investment Committee of Preferred Bank. Under his leadership, Preferred Bank grew from a bank with $20 million in initial capital in 1991 to one of the largest independent commercial banks in California with $5.2 billion in total assets. Mr. Yu was also a past President of the National Association of Chinese American Bankers, and member of the Board of Visitors of the Anderson Graduate School of Management at UCLA. Mr. Yu received his M.B.A. from UCLA.

Mr. Yu’s qualifications to serve on the Board include his extensive commercial banking expertise gained through his executive level and other leadership capacities with Preferred Bank, a publicly funded company, including as its Chief Executive Officer and Chairman of the Board.

Ernest A. Bates, M.D. Dr. Bates has been a Board member since June 2019. He founded American Shared Hospital Services (“ASHS”) in 1977 and served as its Chief Executive Officer and Chairman of the Board from 1983 to May 2020. He then served as Executive Chairman of the Board of ASHS from May 2020 to December 2020 and currently serves as a member of ASHS’s board of directors. A board-certified neurosurgeon, Dr. Bates is an Emeritus of the Board of Trustees of Johns Hopkins University and served on the Board of Visitors of the Johns Hopkins Medical Center and the Johns Hopkins Neurosurgery Advisory Board. He served on the Boards of the University of Rochester, FasterCures and the Salzburg Global Seminar. He currently serves on the Board of Shared Imaging, LLC. From 1981 to 1987, he was a member of the Board of Governors of the California Community Colleges, and he served on the California High-Speed Rail Authority from 1997 to 2003. He was also appointed to the Magistrate Judge Merit Selection Panel. Dr. Bates is a member of the Board of Overseers at the University of California, San Francisco School of Nursing. Dr. Bates received his B.A. from Johns Hopkins University and his M.D. degree from the University of Rochester School of Medicine. He completed an internship in surgery at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center and completed his neurosurgery residency at the University of California, San Francisco Medical Center.

Dr. Bates’ qualifications to serve on the Board include his extensive medical expertise and his broad base of experience in leadership capacities with numerous healthcare service providers and health organizations, including his over 44 years of experience as founder and Chief Executive Officer of ASHS, a publicly traded company.

Linda Marsh. Ms. Marsh has been a Board member since January 2019. Ms. Marsh also serves as a Co-Chief Executive Officer of NMM and as a Co-Chief Executive Officer of APC. Ms. Marsh is currently the Senior Executive Vice President of AHMC Healthcare Inc., a fully integrated hospital health system in Southern California with over 1,200 acute care beds and over 7,000 employees. She joined AHMC Healthcare Inc. in 1999 and oversees all financial matters for seven acute care hospitals: San Gabriel Valley Medical Center, Garfield Medical Center, Anaheim Regional Medical Center, Whittier Hospital Medical Center, Alhambra Hospital, Monterey Park Hospital and Greater El Monte Community Hospital. Additionally, Ms. Marsh is responsible for all federal, state and local government relations, as well as all risk management activities. Ms. Marsh is a board member of each of the Hospital Association of Southern California, Private Essential Access Community Hospitals, and the American Red Cross. She is also an active member in the Healthcare Financial Management Association. In addition, she chairs or is a participating member of numerous hospital governing boards, hospital committees and community organizations. Ms. Marsh received a Bachelor of Science in

Economics and a Master’s degree in Accounting from the University of Southern California. She also completed a Healthcare Executive Program at the University of Colorado.

Ms. Marsh’s qualifications to serve on the Board include her extensive experience in the healthcare industry and in particular, her expertise in hospital administration, government relations and risk management gained through her various executive and board-level roles with numerous healthcare organizations, including AHMC Healthcare, the Hospital Association of Southern California, Fulgent Genetics, and the American Red Cross.

John Chiang. Mr. Chiang has been a Board member since January 2019. He most recently served as California State Treasurer from 2015 to 2019. From 2007 to 2015, he served as California State Controller. Prior to this, he served on the California Board of Equalization from 1999 to 2006. Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He later worked as an attorney for the California State Controller Gray Davis, and also worked on the staff of California Senator Barbara Boxer. Since 2019, Mr. Chiang has served on the board of directors of Zeuss Technologies, Inc. and Aegis Systems, a cybersecurity company as well as the corporate advisory boards of Pasadena Private Finance and Calyx Peak. In December 2020, he joined the corporate advisory boards of Adept Urban and Faraday Future. Mr. Chiang also served as a fellow at the University of Southern California Center for the Political Future during the Fall of 2020. Mr. Chiang graduated with honors with a Bachelor of Arts in finance from the University of South Florida and received his J.D. from Georgetown University Law Center.

Mr. Chiang’s qualifications to serve on the Board include his finance, tax and legal expertise and significant experience in public office, including his over 21 years of experience as Treasurer, Controller, a member of the Board of Equalization of the State of California and a board member of CalPERS and CalSTRS, two of the largest pension plans in the United States.

Matthew Mazdyasni. Mr. Mazdyasni has served as a Board member since October 2019. Mr. Mazdyasni currently provides strategic and advisory services to various companies (including the Company) and previously served as Executive Vice-President, Chief Administrative Officer and Chief Financial Officer of HealthCare Partners Holding, LLC until February 2014. As a member of the senior executive team, Mr. Mazdyasni significantly contributed to HealthCare Partners’ success, which led to its acquisition by DaVita, Inc. in November 2012 for approximately $5 billion. Prior to joining HealthCare Partners in 1982, he worked for national and local public accounting firms. Mr. Mazdyasni was an active board member of several trade associations, including American Physician Group (“APG”), previously known as CAPG, where he was a member of the Board of Directors and the Executive Committee of CAPG until 2014. He became the CAPG Chairman of its Board of Directors in 2004. Since retiring in February 2014, Mr. Mazdyasni continued as a board member of the APG Foundation. Mr. Mazdyasni has also distinguished himself as a mentor in health administration leadership. He was a preceptor to the University of Southern California’s Master of Health Administration program for more than 25 years and was named Preceptor of the Year for 2000-2001. Mr. Mazdyasni is a current member of the Health Advisory Board of USC Sol Price School of Public Policy. Mr. Mazdyasni holds a Master of Science in Accounting from the University of Kentucky.

Mr. Mazdyasni’s qualifications to serve on the Board include his extensive experience and expertise in healthcare service provision and healthcare administration, including as Chief Financial Officer of Healthcare Partners Holding, LLC.

BACKGROUND OF EXECUTIVE OFFICERS

The following sets forth the names, positions, ages, and other information regarding our executive officers as of April 29, 2021.

Name	Position	Age
Kenneth Sim, M.D.	Executive Chairman and Co-Chief Executive Officer	67
Thomas S. Lam, M.D., M.P.H.	Co-Chief Executive Officer and President	71
Brandon Sim	Chief Operating Officer and Chief Technology Officer	27
Eric Chin	Chief Financial Officer and Corporate Secretary	41
Adrian Vazquez, M.D.	Chief Medical Officer	51
Albert Young, M.D., M.P.H.	Chief Administrative Officer	74

Kenneth Sim, M.D. and Thomas S. Lam, M.D., M.P.H. See “Background of Directors” above.

Brandon Sim. Mr. Sim has been our Chief Operating Officer since February 2021 and our Chief Technology Officer since September 2019. In May 2020, Mr. Sim was appointed as Interim Co-Chief Operating Officer. Prior to joining ApolloMed, Mr. Sim served as Quantitative Researcher at Citadel Securities since 2015. From 2012 to 2015, Mr. Sim co-founded and served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery. Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University.

Eric Chin, CPA, CHFP. Mr. Chin has served as our Chief Financial Officer since July 2018 and has also served as our Corporate Secretary since May 2019. Mr. Chin has served as the Chief Financial Officer of Network Medical Management, Inc., one of the Company’s subsidiaries, since March 2018. Mr. Chin previously served as our Interim Co-Chief Operating Officer from May 2020 to February 2021. Prior to joining Network Medical Management, Mr. Chin served as the Controller/Head of Finance - Real Estate of Public Storage, a New York Stock Exchange listed company and a member of the S&P 500. From May 2011 to October 2015, he served as Assistant Vice-President - Financial Reporting of Alexandria Real Estate Equities, Inc., a New York Stock Exchange listed company and a member of the S&P 500. Mr. Chin began his career at Ernst & Young, LLP in 2002. In his role as an Assurance Senior Manager at Ernst & Young, LLP, Mr. Chin provided assurance services to both publicly traded companies and private companies. In addition to providing audit and attestation services, Mr. Chin assisted clients with services related to equity offerings, debt offerings and technical research. Mr. Chin has served on the board of directors of the Chinese Chamber of Commerce of Los Angeles since November 2020. Mr. Chin is a Certified Public Accountant and a Certified Healthcare Financial Professional. He received his Bachelor of Arts in Business/Economics with Accounting and Computing from UCLA.

Adrian Vazquez, M.D. Dr. Vazquez has served as our Chief Medical Officer since September 2019. He previously served as our Co-Chief Medical Officer from December 2017 to August 2019. Previously, Dr. Vazquez served as our Chief Medical Officer from March 2014 to December 2017 and our President and Chairman of the Board from 2008 to 2011. Dr. Vazquez co-founded ApolloMed Hospitalists, one of our consolidated variable interest entities, in 2001. He received his B.S. in Biology from the University of California, Irvine, his medical degree from the University of California, Irvine School of Medicine and conducted his residency in internal medicine at the Los Angeles County-University of Southern California Medical Center.

Albert Young, M.D., M.P.H. Dr. Young has served as our Chief Administrative Officer since September 2019. He previously served as our Co-Chief Medical Officer from December 2017 to August 2019. Dr. Young has also served as the Chief Medical Officer of NMM since 2006, as a member of NMM’s board of directors since 2010 and as the Chief Medical Officer of APC from 2004 to 2019. Dr. Young received his undergraduate degree from West Virginia University and his medical degree from West Virginia University School of Medicine. He completed his internal medicine residency training at the Los Angeles County-University of Southern California Medical Center. Upon completing his residency training, Dr. Young completed a fellowship in pulmonary medicine at the Los Angeles County-University of Southern California Medical Center. As an advocate of general preventive medicine, Dr. Young also obtained a Master’s degree in Public Health from UCLA in 1998.

DIRECTOR COMPENSATION

Non-employee director compensation in 2020 consisted of the following:
•An annual cash retainer of $80,000 for board services, paid in monthly installments;
•An annual cash retainer for committee members, paid in monthly installments, in the following amounts: Audit Committee — $12,000, Compensation Committee — $10,000 and Nominating & Corporate Governance Committee — $10,000;
•An annual cash retainer for committee chairpersons, paid in monthly installments, in the following amounts: Audit Committee — $10,000, Compensation Committee — $5,000 and Nominating & Corporate Governance Committee — $5,000;
•An annual cash fee of $20,000 for the lead independent director, paid in monthly installments;
•Additional cash compensation, at a rate of $1,200 per day or a pro-rated portion thereof, for Board service requiring out-of-town travel;
•Options to purchase shares of the Company’s common stock, which generally vest quarterly over a one-year period following the grant date, subject to the director’s continued service with the Company.

The following table reflects the compensation awarded to, earned by or paid to our directors for the year ended December 31, 2020. Drs. Sim and Lam are not included in the following table because they received no separate compensation for their services as directors of the Company, and all compensation earned by them during the year ended December 31, 2020, as executive officers of the Company is reflected in the Summary Compensation Table below:

Name	Fees Earned in Cash(1) ($)	Option Awards(2)(3)(6) ($)	All Other Compensation(4) ($)	Total ($)
Mark Fawcett	90,000	233,000⁽⁷⁾	3,000	326,000
David G. Schmidt	111,996	233,000⁽⁷⁾	—	344,996
Mitchell W. Kitayama	129,996	233,000⁽⁷⁾	—	362,996
Li Yu	80,004	197,000	—	277,004
Michael F. Eng	92,004	197,000	—	289,004
Ernest A. Bates, M.D.	90,000	197,000	—	287,000
Linda Marsh(5)	13,334	197,000	—	210,334
John Chiang	102,000	213,000⁽⁸⁾	—	315,000
Matthew Mazdyasni	83,271	197,000	—	280,271

(1)The amounts reported in this column represent total cash compensation earned in 2020 for service as a director.

(2)The amounts reported in this column represent the aggregate grant date fair value of the options to purchase shares of the Company’s common stock granted in 2020 under the Company’s 2015 Equity Incentive Plan, as calculated in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not reflect the actual economic value that may be realized by the non-employee director upon vesting or the exercise of the stock options, or the sale of the common stock underlying such options.

(3)The following table sets forth the aggregate number of outstanding stock options held by each non-employee director listed in the above table as of December 31, 2020:

Name	Aggregate Number of Options Awards Outstanding
Mark Fawcett	56,909
David G. Schmidt	121,909
Mitchell W. Kitayama	41,909
Li Yu	38,500
Michael F. Eng	38,500
Ernest A. Bates, M.D.	38,500
Linda Marsh	93,500
John Chiang	32,515
Matthew Mazdyasni	20,000

(4)The amounts reported in this column represent fees paid in cash to certain directors for serving on a special project subcommittee and fees for board service requiring out-of-town travel. Mr. Fawcett was compensated for board service requiring out-of-town travel in the amount of $3,000.

(5) Ms. Marsh received non-employee director cash compensation starting November 2020 and is eligible to receive awards under the Company’s equity incentive.

(6)On November 11, 2020, Messrs. Fawcett, Schmidt, Kitayama, Yu, Eng, and Chiang, along with Dr. Bates and Ms. Marsh, were granted non-qualified stock options for board services provided in 2020. Each director received 20,000 options to purchase shares of the Company’s common stock at an exercise price of $18.20. Options vested quarterly over a one-year period from date of grant.

(7)On November 25, 2019, Messrs. Fawcett, Schmidt and Kitayama were granted non-qualified stock options for services provided on a special project subcommittee in 2019. Each director received 3,550 options to purchase shares of the Company’s common stock at an exercise price of $17.57. Options vested quarterly over a one-year period from date of grant. These stock options were subsequently rescinded by the Compensation Committee on February 5, 2020 and the entire grant was deemed to be null, void and of no force or effect as of the date of grant. New stock options were granted to Messrs. Fawcett, Schmidt and Kitayama on February 5, 2020. Each director received 3,409 options to purchase shares of the Company’s common stock at an exercise price of $18.41. These option grants vest quarterly, over a one-year period, commencing on November 25, 2019.

(8)On November 25, 2019, Mr. Chiang was granted non-qualified stock options for services provided on the special project subcommittee in 2019. He was granted 1,578 options to purchase shares of the Company’s common stock at an exercise price of $17.57. Options vested quarterly over a one-year period from date of grant. These stock options were subsequently rescinded by the Compensation Committee on February 5, 2020 and the entire grant was deemed to be null, void and of no force or effect as of the date of grant. New stock options were granted to Mr. Chiang on February 5, 2020. He received 1,515 options to purchase shares of the Company’s common stock at an exercise price of $18.41. These option grants vest quarterly, over a one-year period, commencing on November 25, 2019.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Apollo Medical Holdings, Inc. has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mitchell W. Kitayama (Chairman)
Mark Fawcett
John Chiang

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains the material elements of the compensation awarded to, earned by, or paid to the executive officers named in the Summary Compensation Table below during 2020, who we refer to as our “named executive officers.”

Compensation Program Objectives and Philosophy

The Compensation Committee oversees the design and administration of the compensation program for our executive officers. The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to:
•Attract, motivate and retain talented and dedicated executive officers; and
•Reinforce business strategies and objectives for enhanced stockholder value.

To achieve these goals, the Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the Committee believes are comparable with those of executive officers at other public companies having a similar size and line of business, while taking into account our relative performance and our own strategic goals.

The principal elements of our executive compensation program are base salaries, discretionary cash bonus awards, equity award grants and other benefits and perquisites. Our benefits and perquisites consist of life, disability and health insurance benefits and a qualified 401(k) savings plan.

We view these components of compensation as related, but distinct. Although the Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. We determine the appropriate level for each compensation component based in part on compensation paid to executive officers at comparable companies consistent with our recruiting and retention goals, our view of internal equity and consistency, the results of its most recent stockholder advisory vote, and other considerations we deem relevant, such as rewarding extraordinary performance.

Determination of Compensation Awards

The Compensation Committee typically performs an annual strategic review of our executive officers’ compensation to determine whether such compensation provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other similarly situated companies.

For compensation decisions relating to executive officers other than our Co-Chief Executive Officers, the Compensation Committee considers recommendations from our Co-Chief Executive Officers and Executive Chairman. When determining compensation for our Co-Chief Executive Officers and Executive Chairman, the Compensation Committee considers such factors as competitive industry salaries, an assessment of each Co-Chief Executive Officer’s contributions made during the preceding year and his respective industry expertise.

Review of Compensation Surveys

The Compensation Committee believes that it is important when making its compensation-related decisions to be informed as to the current practices of similarly situated companies. As a result, the Compensation Committee, from time to time, reviews broad-based third-party surveys and other information collected from public and private sources regarding the compensation for executive officers of comparably sized companies. The Compensation Committee considers the information in these surveys in connection with establishing the base salaries, performance-compensation awards, equity awards and other benefits and perquisites for our named executive officers. The Compensation Committee has not, to date, retained an independent compensation consultant.

The Compensation Committee does not believe that the compensation of our named executive officers should be established solely by reference to the compensation programs of other companies or that the compensation of our named executive officers should be set as a specified percentage of the average compensation that is paid to executive officers of other companies. However, the Compensation Committee believes that collecting and reviewing this compensation survey information is a useful resource in providing information about current compensation practices and in confirming that the Company’s executive compensation program remains competitive.

Base Salaries

We provide our named executive officers with base salaries that we believe enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while taking into account the unique circumstances of the Company. We review base salaries for our named executive officers annually, and increases, if any, are based on our performance and individual performance.

CEO Pay Ratio

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation paid to the median employee and the annual total compensation of each of our Co-Chief Executive Officers, Dr. Sim and Dr. Lam.

For 2020, our last completed fiscal year, the median of the annual total worldwide compensation of our employees (other than our Co-Chief Executive Officers) was $43,544. As reported in the Summary Compensation Table, the annual total compensation of Dr. Sim and Dr. Lam was $2,521,773 and $2,515,142, respectively.

Based on this information, for 2020, the ratio of the annual total compensation of Dr. Sim and Dr. Lam to the median of the annual total compensation of all our employees (other than our Co-Chief Executive Officers) was 58 to 1 and 58 to 1, respectively. We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Co-Chief Executive Officers:

•We determined that, as of December 31, 2020, our employee population consisted of 727 individuals, excluding our Co-Chief Executive Officers. This population consisted of full-time and part-time employees employed with us as of the determination date.
•For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $43,544.
•For the annual total compensation of our Co-Chief Executive Officers, we used the amounts reported for 2020 in the “Total” column of the Summary Compensation Table included in this proxy statement.

Annual Cash and Stock-Based Bonus Awards

During each fiscal year, the Compensation Committee evaluates our bonus compensation practices in light of the objectives of the compensation program. As a result of this evaluation, the Compensation Committee determined that it was appropriate for our executive officers to be eligible to receive cash and/or stock-based bonus compensation based upon their individual performance during 2020.

Executive Officers’ Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits and participate in our defined contribution 401(k) plan. We provide these benefits to create additional incentives for our executive officers and to remain competitive in the general marketplace for executive talent.

Hedging Policy

Under our Insider Trading Policy, Company personnel are prohibited buying or selling puts or calls involving the Company’s shares, except with the prior written consent of the Company’s Compliance Officer.

COMPENSATION TABLES AND RELATED NARRATIVE

Summary Compensation Table

The following table discloses the compensation awarded to, earned by, paid to or accrued to our named executive officers listed therein for the years ended December 31, 2020, 2019, and 2018, respectively:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Kenneth Sim, M.D.	2020	950,000	100,000		1,160,003		290,000	21,770	⁽²⁾	2,521,773
Executive Chairman and	2019	950,000	100,000	⁽⁸⁾	1,133,619		290,000	22,111	⁽²⁾⁽⁷⁾	2,495,730
Co-Chief Executive Officer	2018	950,000	—		—		—	21,346	⁽²⁾	971,346

Thomas Lam, M.D., M.P.H.	2020	950,000	100,000		1,160,003		290,000	15,139	⁽²⁾	2,515,142
Co-Chief Executive	2019	950,000	100,000	⁽⁸⁾	1,133,619		290,000	15,525	⁽²⁾⁽⁷⁾	2,489,144
Officer and President	2018	950,000	—		—		—	14,841	⁽²⁾	964,841

Eric Chin	2020	300,000	—		74,984	⁽³⁾	—	18,546	⁽⁴⁾	393,530
Chief Financial Officer	2019	300,000	30,000		105,370	⁽¹⁰⁾	—	21,207	⁽⁴⁾	456,577
and Corporate Secretary	2018	230,769	30,000	⁽⁹⁾	—		—	—		260,769

Brandon Sim	2020	124,039	—		709,984	⁽⁵⁾	—	7,008	⁽²⁾	841,031
Chief Operating Officer and	2019	24,039	45,000		—		—	4,060	⁽²⁾	73,099
Chief Technology Officer	2018	—	—		—		—	—		—

Adrian Vazquez, M.D.	2020	450,000	—		—		—	29,080	⁽⁶⁾	479,080
Chief Medical Officer	2019	450,000	—		—		—	67,062	⁽⁶⁾	517,062
	2018	450,000	—		—		—	32,111	⁽⁶⁾	482,111

Albert Young, M.D., M.P.H.	2020	366,945	8,101		34,611	⁽³⁾	—	6,991	⁽²⁾	416,648
Chief Administrative	2019	346,286	—		34,627	⁽¹⁰⁾	—	500	⁽⁷⁾	381,413
Officer	2018	346,286	—		—		—	—		346,286

(1)The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Please see Footnote 1 of the Grant of Plan-Based Awards in 2020 table below for a discussion of the assumptions and methodologies used to calculate the valuations of the stock and option awards.

(2)Reflects health, dental and life insurance premiums paid for the applicable year.

(3)Includes the aggregate fair value of restricted stock awarded on November 27, 2019 that was subsequently rescinded by the Compensation Committee on February 5, 2020. The number of shares of such restricted stock award granted on February 5, 2020 were as follows: Mr. Chin — 4,073 restricted shares with a grant date fair value of $74,984; Dr. Young — 1,880 restricted shares with a grant date fair value of $34,611.

(4)Reflects $7,007 in 2020 and $6,953 in 2019 for health, dental and life insurance premiums paid for the applicable year; cash payment of $11,538 in 2020 and $8,654 in 2019 for unused paid time off; $5,600 relating to the Company’s 401(k) matching contribution in 2019.

(5)The restricted stock award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals.

(6)Reflects health, life, disability insurance premiums aggregating payment of $29,080 in 2020, $35,500 in 2019, $26,611 in 2018; cash payments of $25,962 for unused paid time off in 2019; and the Company’s 401(k) matching contribution of $5,600 and $5,500 for 2019 and 2018, respectively.

(7)Includes cash payment of $500 for serving as a member of NMM Board of Directors in 2019.

(8)Reflects bonus awarded in 2019; cash payment received in 2020.

(9)Reflects bonus awarded in 2018; cash payment received in 2019.

(10)Includes the aggregate fair value of restricted stock awarded on November 27, 2019 that was subsequently rescinded by the Compensation Committee on February 5, 2020. The number of shares of such restricted stock award granted on November 27, 2019 were as follows: Mr. Chin — 4,083 restricted shares with a grant date fair value of $75,005; Mr. Ang — 3,674 restricted shares with a grant date fair value of $67,491; Dr. Young — 1,885 restricted shares with a grant date fair value of $34,627.

For a description of the material terms of the employment agreements, please see “Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination” below.

Grants of Plan-Based Awards in 2020

The following table sets forth information regarding equity awards granted under the Company’s 2015 Equity Incentive Plan to our named executive officers in 2020:

Name	Grant Date	Stock Awards: Number of Shares of Stock (#)	Option Awards: Number of Shares of Stock Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Kenneth Sim, M.D.	12/10/2020	65,242 (2)	—	—	1,160,003
	12/10/2020	—	29,502 (5)	$17.78	524,546
Thomas S. Lam, M.D., M.P.H.	12/10/2020	65,242 (2)	—	—	1,160,003
	12/10/2020	—	29,502 (5)	$17.78	524,546
Eric Chin	02/05/2020	4,073 (3)	—	—	74,984
Brandon Sim	03/05/2020	44,569 (4)	—	—	709,984
Albert Young, M.D., M.P.H.	02/05/2020	1,880 (3)	—	—	34,611

(1)The amount shown in this column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” The value shown of the stock awards is based on the fair market value of the Company’s common stock on the date of grant and was computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on the date of grant. The amount shown for the stock award excludes the impact of estimated forfeiture related to service-based vesting conditions and may not correspond to the actual value that is recognized by each officer upon the vesting of such grant. The value shown of the option awards reflects the fair value of the non-qualified stock options granted to each officer and is computed using the Black-Scholes option pricing model value. Assumptions used in the calculation of the option awards are included in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 15, 2021.

(2)Reflects restricted stock awarded with time-based restrictions that lapse in three equal installments on November 11, 2021, November 11, 2022 and November 11, 2023. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2020 and was not based on any pre-established performance goals.

(3)Reflects restricted stock awarded with time-based restrictions that lapse in three equal installments on March 31, 2020, March 31, 2021 and March 31, 2022. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals.

(4)Reflects restricted stock awarded with time-based restrictions that lapse in two equal installments on May 31, 2020 and May 31, 2021. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date. The award was granted in recognition of performance in 2019 and was not based on any pre-established performance goals.

(5)Reflects non-qualified stock options granted to each officer with a term of five years. Options vest in three equal installments on November 11, 2021, November 11, 2022 and November 11, 2023.

Outstanding Equity Awards at Year-End

The following table summarizes the outstanding equity awards held by each of the following named executive officers of the Company as of December 31, 2020:

		OPTION AWARDS (1)				STOCK AWARDS
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options — Exercisable	Number of Shares of Stock Underlying Unexercised Options — Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested (2) (#)
Kenneth Sim, M.D.	12/10/2020	—	29,502	$17.78	12/10/2025	—	—
	12/10/2020⁽³⁾	—	—	—	—	65,242	1,191,971
Thomas S. Lam, M.D., M.P.H.	12/10/2020	—	29,502	$17.78	12/10/2025	—	—
	12/10/2020⁽³⁾	—	—	—	—	65,242	1,191,971
Eric Chin	02/05/2020⁽⁴⁾	—	—	—	—	4,073	74,414
Adrian Vasquez, M.D.	—	—	—	—	—	—	—
Brandon Sim	03/05/2020⁽⁵⁾	—	—	—	—	44,569	814,276
Albert Young, M.D., M.P.H.	02/05/2020⁽⁴⁾	—	—	—	—	1,880	34,348

(1)Reflects non-qualified stock options granted to each officer with a term of five years. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(2)The amounts shown in this column were computed by multiplying the number of shares awarded to each officer by the closing price of the Company’s common stock on December 31, 2020.

(3)Reflects restricted stock awarded with time-based restrictions that lapse in three equal installments on November 11, 2021, November 11, 2022, and November 11, 2023. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(4)Reflects restricted stock awarded with time-based restrictions that lapse in three equal installments on March 31, 2020, March 31, 2021, and March 31, 2022. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

(5)Reflects restricted stock awarded with time-based restrictions that lapse in two equal installments on May 31, 2020 and May 31, 2021. Vesting is generally contingent on each officer’s continued employment with the Company through the applicable vesting date.

Options Exercises and Stock Vested at Year-End

The following table provides information on restricted stock that vested for the following named executive officers of the Company during the year ended December 31, 2020. No named executive officer exercised any options in 2020.

Name	Number of Shares Acquired Vesting	Value Realized upon Vesting(1) ($)
Kenneth Sim, M.D.	20,447	377,861
Thomas S. Lam, M.D., M.P.H.	20,447	377,861
Eric Chin	1,358	25,001
Brandon Sim	22,285	355,000
Adrian Vasquez, M.D.	—	—
Albert Young, M.D., M.P.H.	627	11,543

(1)Value realized represents the quoted market value of the underlying shares on the vesting date multiplied by the number of shares vested.

Named Executive Officer Employment Agreements and Potential Payments Upon Change of Control or Termination

The following executive officers of Apollo Medical Holdings, Inc. (the “Company”): Kenneth Sim, M.D. (Executive Chairman and Co-Chief Executive Officer), Thomas Lam, M.D. (Co-Chief Executive Officer and President), Brandon Sim (Chief Operating Officer and Chief Technology Officer), Eric Chin (Chief Financial Officer), Adrian Vazquez, M.D. (Chief Medical Officer) and Albert Young, M.D. (Chief Administrative Officer) entered into employment agreements with the Company’s wholly owned subsidiary, Network Medical Management, Inc. (“NMM”), on June 8, 2020.

The annual base salaries of each executive officer under his respective employment agreement is as follows:

Name	Positions	Annual Base Salary
Kenneth Sim, M.D.	Executive Chairman and Co-Chief Executive Officer	$950,000
Thomas Lam, M.D., M.P.H.	Co-Chief Executive Officer and President	$950,000
Brandon Sim	Chief Operating Officer and Chief Technology Officer	$100,000
Eric Chin	Chief Financial Officer and Corporate Secretary	$300,000
Adrian Vazquez, M.D.	Chief Medical Officer	$450,000
Albert Young, M.D., M.P.H.	Chief Administrative Officer	$346,286

The employment agreement of each above-named executive officer has an initial term of one (1) year with automatic renewals and provides for annual cash bonuses as determined by the board of directors in its discretion consistent with the Company’s business plan, eligibility to receive cash or equity awards under the long-term incentive plans, and other benefits, including the payment of premiums for medical, dental, vision, disability and life insurance.

Additionally, the employment agreement of each above-named executive officer provides that the executive officer’s employment may be terminated by the employer (a) in the event of death or disability of the executive officer, (b) without cause (as defined in the employment agreement) upon thirty (30) days advance written notice, or (c) for cause at any time. The executive officer may terminate his employment at any time and for any reason, including for good reason (as defined in the employment agreement). Upon termination of the executive officer’s employment by the employer for cause or by the executive officer without good reason, the executive officer shall be paid any earned but unpaid base salary or annual bonus through the date of termination, accrued but unused paid time off and unpaid expense reimbursements. Upon termination of the executive officer’s employment by the employer without cause or by the executive officer for good reason, in addition to the amounts described in the preceding sentence, the executive officer shall be entitled to receive an amount equal to one-twelfth (1/12) of the executive officer’s most recent base salary times the number of full years of service completed, not to exceed twelve (12) years. Each employment agreement also contains restrictive covenants for the Company’s benefit, including confidentiality, non-solicitation and inventions assignment provisions. Dr. Vazquez’s employment agreement supersedes a prior employment agreement he entered into with Apollo Medical Management, Inc., a subsidiary of the Company, on December 20, 2016.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by the full text of the employment agreements, copies of which the Company filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020.

Hospitalist Agreement

Effective June 2016, ApolloMed Hospitalists (“AMH”), a variable interest entity of the Company, entered into an Amended and Restated Hospitalist Participation Service Agreement with Dr. Vazquez. Pursuant to the Hospitalist Agreement, Dr. Vazquez provides physician services for AMH. Such Hospitalist Agreement provides for the following compensation and benefit to Dr. Vazquez (i) hourly compensation for covered inpatient intensive medicine services; (ii) payment of medical malpractice insurance, with specified minimum coverage; and (iii) maintenance of a “tail” policy for at least five years following the termination of the Hospitalist Agreement.

Compensation Risk

Our Compensation Committee reviewed the compensation policies and practices of the Company that could have a material impact on the Company. The Compensation Committee’s review considered whether any of these policies and practices may encourage inappropriate risk-taking, whether any policy or practice may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the Company’s compensation policies and practices. The Compensation Committee also reviewed risk-mitigating controls with the Board, such as the degree of committee and senior management oversight of each compensation program and the level and design of internal controls over such programs. Based on these reviews, the Company determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2020, the members of our Compensation Committee were Messrs. Kitayama (chairman), Fawcett and Chiang, who are all non-employee directors. None of these committee members (1) was an officer or employee of the Company during or prior to the time they served on the Compensation Committee or (2) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K. None of the Company’s executive officers served on the board of directors or compensation committee of a company that had an executive officer who served as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of April 28, 2021 regarding the beneficial ownership of each class of our outstanding equity securities by:
•each person whom we know beneficially owns more than 5% of any class of our outstanding securities;
•each of our directors and nominees for the board of directors;
•each named executive officer listed in the Summary Compensation Table below; and
•all of our directors and executive officers, including named executive officers, as a group.

As a result of a business combination between Apollo Medical Holdings, Inc. and NMM in December 2017, NMM became, and is, a wholly owned subsidiary of the Company. Pursuant to instructions to Item 403 of Regulation S-K, all shares of our Series A preferred stock and all shares of our Series B preferred stock, which are currently held by NMM, are excluded from our outstanding securities. Therefore, only one class of our equity securities, our common stock, is outstanding as of April 28, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. The information provided in the following table is based on our records, information filed with the SEC, and information provided to us by the applicable beneficial owner.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class(1)
More Than 5% Stockholder
Allied Physicians of California, A Professional Medical Corporation	10,895,193(2)	19.77%
1668 S. Garfield Avenue, 2nd Floor Alhambra, California 91801

Directors and Executive Officers:
Kenneth Sim, M.D.	2,161,336(3)	3.92%
Thomas S. Lam, M.D., M.P.H.	2,167,388(4)	3.93%
Albert Young, M.D., M.P.H.	1,072,483(5)	1.95%
Adrian Vazquez, M.D.	475,830(6)	*
Brandon Sim	39,663(7)	*
Eric Chin	7,285	*
Linda Marsh	603,581(8)	1.10%
David G. Schmidt	111,909(9)	*
Mark Fawcett	76,909(10)	*
Mitchell W. Kitayama	31,909(11)	*
Michael F. Eng	33,390(12)	*
Ernest A. Bates, M.D.	28,500(13)	*
Li Yu	28,500(14)	*
John Chiang	22,615(15)	*
Matthew Mazdyasni	10,000(16)	*
All Executive Officers and Current Directors as a Group (15 persons)	6,871,298(17)	12.34%

* Less than 1%

(1)Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership is based on 54,996,738 shares of the Company’s common stock, issued and outstanding, as of April 28, 2021, according to the records maintained by our transfer agent. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares subject to options, warrants, and convertible securities held by that person or entity that are currently exercisable or convertible or that will become exercisable or convertible within 60 days following April 28, 2021 for the purpose of computing the ownership percentage of that person, but such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)Includes 107,599 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2021. Under applicable accounting rules, APC is a variable interest entity of NMM.

(3)Includes 129,827 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2021.

(4)Includes 129,823 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2021.

(5)Includes 55,234 shares of common stock subject to warrants that are exercisable within 60 days following April 28, 2021.

(6)Includes 4,826 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(7)Includes 22,284 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(8)Includes 83,500 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021 and 520,081 shares of our common stock held by Alliance Apex, LLC. Ms. Marsh is the sole manager and sole member of Alliance Apex, LLC.

(9)Includes 111,909 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(10)Includes 46,909 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021 but does not include 800,000 shares of our common stock held by NNA of Nevada, Inc. (“NNA”). Mr. Fawcett is the Senior Vice President and Treasurer of FMCH, the parent corporation of NNA.

(11)Includes 31,909 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(12)Includes 28,500 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(13)Includes 28,500 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(14)Includes 28,500 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(15)Includes 22,515 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(16)Includes 10,000 shares of common stock subject to options that are exercisable within 60 days following April 28, 2021.

(17)Includes all of the shares identified in notes supra 3 through 16.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company’s 2010 Equity Incentive Plan (the “2010 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on March 4, 2010. The Company’s 2013 Equity Incentive Plan (the “2013 Plan”), pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders as of April 29, 2013. As of December 31, 2020, there were no shares available for grant under the 2010 Plan or the 2013 Plan. The 2015 Plan, pursuant to which 1,500,000 shares of the Company’s common stock were reserved for issuance thereunder, was approved by the Company’s stockholders on September 14, 2016. In addition, shares that are subject to outstanding grants under the 2010 and 2013 Plans, but would have been restored to such plans’ reserve due to award forfeitures and terminations are rolled into, and become available for awards under, the 2015 Plan.

We do not currently have equity compensation plans, under which equity securities of the Company are authorized for issuance, that are not approved by our stockholders. The following table sets forth information concerning our stockholder-approved equity compensation plans as of December 31, 2020:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	986,729	⁽²⁾	$13.25	113,561	⁽²⁾
Total	986,729			113,561

(1) The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options.

(2) This number includes the following: 5,000 shares subject to outstanding awards granted under the 2010 Plan, of which all such shares were subject to outstanding stock options; 95,000 shares subject to outstanding awards granted under the 2013 Plan, of which all such shares were subject to outstanding stock options; and 886,729 shares subject to outstanding awards granted under the 2015 Plan, of which 625,864 shares were subject to outstanding stock options and 260,865 shares were issued pursuant to restricted stock awards.

(3) This number consists of 113,561 shares available for issuance under the 2015 Plan.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC and written representations that no other reports were required during 2020, all reports required by Section 16(a) applicable to our executive officers and directors and greater than 10% beneficial owners were filed on a timely basis during 2020, except for the following: (i) one late Form 4 was filed on behalf of each of Messrs. Chiang, Fawcett, Kitayama, and Schmidt with respect to one transaction each for the recission of a grant of options to purchase Company stock; (ii) one late Form 4 was filed on behalf of each of Messrs. Chiang, Fawcett, Kitayama, and Schmidt with respect to one transaction each for the grant of options to purchase Company stock; (iii) one late Form 4/A was filed on behalf of each of Messrs. Chiang, Fawcett, Kitayama, and Schmidt to correct previous Forms 4 disclosing the grant of options to purchase Company stock; (iv) one late Form 3 was filed on behalf of Mr. Mazdyasni; (v) one late Form 4 was filed on behalf of Mr. Fawcett with respect to his exercise of an option to purchase Company stock; and (vi) one late Form 4/A was filed on behalf of Mr. Young with respect to the amendment of a previous Form 4 with respect to a grant to Mr. Young of restricted stock by the Company.

AUDIT COMMITTEE REPORT

The Audit Committee, which consists entirely of directors who currently meet the independence and experience requirements of NASDAQ, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2020. In fulfilling its responsibilities, the Audit Committee took the following actions:

•Reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2020 included in the Annual Report on Form 10-K and the unaudited consolidated financial statements included in the Quarterly Reports on Form 10-Q with management and Ernst & Young, LLP. Our officers represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also met privately with Ernst & Young, LLP and the Company’s internal auditors to discuss accounting policies and their application, internal controls over financial reporting, and other matters of importance to the Audit Committee, Ernst & Young, LLP, or the internal auditors;
•Discussed with Ernst & Young, LLP the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board;
•Received the written disclosures and the letter from Ernst & Young, LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, discussed with Ernst & Young, LLP about the firm’s independence, and concluded that Ernst & Young, LLP had been independent; and
•Considered the status of pending litigation, internal controls, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and Ernst & Young, LLP, the Audit Committee’s review of the representations of our officers, and the report of Ernst & Young, LLP to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. On the basis of these reviews and discussions, the Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
David Schmidt, Chair
Michael Eng
John Chiang

ANNUAL REPORT ON FORM 10-K

You can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the year ended December 31, 2020 on the website of the U.S. Securities and Exchange Commission, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at: https://apollomed.net/sec-filings. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Corporate Secretary, 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 17, 2021

The Notice of Annual Meeting, Proxy Statement, Form of Proxy Card, and Annual Report to Stockholders are available at: https://materials.proxyvote.com/03763A.

You may request and receive a paper or email copy of our proxy materials relating to the 2021 Annual Meeting, free of charge, by email at: sendmaterial@proxyvote.com, or by phone at: 1-800-579-1639, or online at: http://www.proxyvote.com.

STOCKHOLDER PROPOSALS

From time to time, our stockholders may present proposals that may be proper subjects for inclusion in a proxy statement of the Company and for consideration at an annual meeting of our stockholders. Pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement for the 2022 annual meeting of our stockholders, any stockholder proposals must be received by us no later than December 31, 2021; provided that if the date of the 2022 annual meeting is more than 30 days from the date of the 2021 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Stockholder proposals for nominating director candidates must be accompanied by a written consent of the proposed nominee to be named as a director. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company’s proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2022 annual meeting of our stockholders. Even if a stockholder proposal is received on time, the proxies that the Board solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review and comply with the Company’s Restated Bylaws, which may contain additional requirements as to the timing, form and content of notice of stockholder proposals to us. Stockholder proposals should be marked for the attention of: Corporate Secretary, Apollo Medical Holdings, Inc., 1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801.

OTHER MATTERS

Management does not know of any matters to be presented at the 2021 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other matter than properly comes before the 2021 Annual Meeting at the 2021 Annual Meeting, the proxy holders intend to vote all proxies received by them in accordance with their best judgment related to such matter.

It is important that your shares be represented at the 2021 Annual Meeting, regardless of the number of shares that you hold. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PROMPTLY VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ON THE ACCOMPANYING PROXY CARD OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS INSTRUCTED ON THE CARD. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Stockholders who are present at the 2021 Annual Meeting may revoke their proxies and vote online during the meeting or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board,

Kenneth Sim, M.D.
Executive Chairman & Co-Chief Executive Officer

April 29, 2021
Alhambra, California

Annex A

Amended 2015 Plan

APOLLO MEDICAL HOLDINGS, INC.
2015 EQUITY INCENTIVE PLAN
1.Purpose, History and Effective Date.

(a)Purpose. The Apollo Medical Holdings, Inc. 2015 Equity Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors or consultants and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

(b)History. Prior to the effective date of this Plan, the Company had in effect the 2010 Plan and the 2013 Plan, which were originally effective March 4, 2010 and April 30, 2013, respectively. Upon adoption of this Plan by the Board, no new awards will be granted under the 2013 Plan. No awards have been granted under the 2010 Plan since the effectiveness of the 2013 Plan.

(c)Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date; provided, however, that prior to approval of this Plan by the Company's stockholders, but after adoption by the Board, Incentive Stock Options may be granted under this Plan subject to obtaining the stockholders' approval of this Plan; and provided, further, that such stockholder approval must occur no later than 12 months after the date of adoption of this Plan by the Board. This Plan will terminate as provided in Section 14.

2.Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “2010” Plan means the Apollo Medical Holdings, Inc. 2010 Equity Incentive Plan.

(b)“2013 Plan” means the Apollo Medical Holdings, Inc. 2013 Equity Incentive Plan.

(c)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

(d)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Dividend Equivalent Units.

(e)“Award Agreement” means a written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

(f)“Board” means the Board of Directors of the Company.

(g)“Change of Control” means the occurrence of any one of the following events:

(i)the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding anything herein contained to the contrary, with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.
(h)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i)“Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), except as otherwise provided in Section 3(b).

(j) “Company” means Apollo Medical Holdings, Inc., a Delaware corporation, or any successor thereto.

(k)“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(l)“Disability” has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.

(m)“Disinterested Persons” means the “non-employee directors” of the Company as such term is defined in Rule 16b-3.

(n)“Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.

(o)“Effective Date” means the earlier to occur of the date this Plan is (i) adopted by the Board or (ii) approved by the Company’s stockholders.

(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q)“Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last sales price on the date in question in the over-the-counter market reported by such reporting system as is then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not reported on any such system, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

(r)“Incentive Stock Option” means an Option that meets the requirements of Code Section 422.

(s)“Option” means the right to purchase Shares at a specified price during a specified period of time.

(t)“Participant” means an individual (or wholly-owned entity of such individual) selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.

(u)“Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:

(i)Revenue;

(ii)Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted);

(iii)Income before income taxes and minority interests;

(iv)Operating income;

(v)Pre- or after-tax income;

(vi)Average accounts receivable;

(vii)Cash flow;

(viii)Cash flow per share;

(ix)Net earnings;

(x)Basic or diluted earnings per share;

(xi)Return on equity;

(xii)Return on assets;

(xiii)Return on capital;

(xiv)Growth in assets;

(xv)Economic value added;

(xvi)Share price performance;

(xvii)Total stockholder return;

(xviii)Improvement or attainment of expense levels;

(xix)Market share or market penetration; or

(xx)Business expansion, and/or acquisitions or divestitures.

The Committee may specify at the time an Award is made that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. In the case of Awards that the Committee determines will not be considered “performance based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

(v)“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(w)“Performance Units” means the right to receive a payment, based on a number of units with a specified value, to the extent Performance Goals are achieved.

(x)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.

(y)“Plan” means this Apollo Medical Holdings, Inc. 2015 Equity Incentive Plan, as may be amended from time to time.

(z)“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(aa)“Restricted Stock Unit” means the right to receive a payment which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service, with each unit having a value equal to the Fair Market Value of one or more Shares, or the average of the Fair Market Value of one or more Shares over such period as the Committee specifies.

(ab)“Retirement” means, unless the Committee determines otherwise in an Award Agreement, termination of employment from the Company and its Affiliates on or after age 65 with five (5) years of continuous service with the Company and its Affiliates.

(ac)“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(ad)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ae)“Share” means a share of Stock.

(af)“Stock” means the Class A common stock of the Company.

(ag)“Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ah)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

3.Administration.

(a)Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan, such Award or such Award Agreement into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan or under any Award.

(b)Delegation to Other Committees or CEO. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to a subcommittee or to the Chief Executive Officer of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation shall be permitted with respect to Awards made to Section 16 Participants. The Board may retain any or all of the authority and responsibility of the Committee, or may delegate to another committee or subcommittee of the Board consisting solely of two or more Disinterested Persons any or all of the authority and responsibility of the Committee, with respect to Section 16 Participants. If the Board or Committee has retained such authority or made such a delegation, then all references to the Committee in this Plan include the Board, such other committee, subcommittee or the Chief Executive Officer to the extent of such retained authority or delegation.

(c)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.
4.Eligibility. The Committee may designate any of the following as a Participant from time to time: (i) any officer or other employee of the Company or any of its Affiliates; (ii) an individual that the Company or an Affiliate has engaged to become an officer or other employee; (iii) a Non-Employee Director’ or (iv) a consultant or advisor who provides bona fide services that are not in connection with the offer or sale of securities in a capital raising transaction, and does not directly or indirectly promote or maintain a market for the Company’s securities to the Company or an Affiliate as an independent contractor. The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year. Notwithstanding the foregoing, each Non-Employee Director automatically will be a Participant with respect to elections to receive Options in lieu of directors’ fees pursuant to Section 12.

5.Types of Awards. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6.Shares Reserved under this Plan.

(a)Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 3,500,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may issue only 3,500,000 Shares upon the exercise of Incentive Stock Options.

(b)Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance upon the exercise of Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award or the withholding taxes due as a result of the issuance or receipt of a payment or Shares under an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued upon the exercise of Incentive Stock Options.

(c)Addition of Shares from Predecessor Plan. After the Effective Date, if any Shares subject to awards granted under the 2010 Plan or 2013 Plan would again become available for new grants under the terms of such plan, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a), including with respect to the exercise of Incentive Stock Options. Any such Shares will not be available for future awards under the respective terms of the 2010 Plan and 2013 Plan after the Effective Date.

(d)Participant Limitations. Subject to adjustment as provided in Section 16, with respect to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), no Participant may be granted Awards that could result in such Participant:

(i)receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares (reduced, in the initial calendar year in which this Plan is effective, by the number of options granted to a Participant under the 2010 Plan and/or 2013 Plan in such year, if any), except that Options and/or Stock Appreciation Rights granted to a new employee in the calendar year in which his or her employment commences may not relate to more than 1,000,000 Shares;

(ii)receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than 500,000 Shares;

(iii)receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units (the value of which is based on the Fair Market Value of a Share), for more than 500,000 Shares; or

(iv)receiving in any calendar year Awards of Performance Units (the value of which is not based on the Fair Market Value of a Share) that could result in a payment of more than $500,000.
With respect to Awards that are not intended to meet the requirements of performance-based compensation under Code Section 162(m), the Committee may grant Awards in excess of the limits described in this subsection (d), but only if such discretion would not cause Awards that are intended to be performance-based compensation under Code Section 162(m) from being treated as such.

7.Options. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each Option, including but not limited to:

(a)Whether the Option is an Incentive Stock Option, or a “non-qualified stock option” which does not meet the requirements of Code Section 422; provided that Incentive Stock Options may only be granted to individuals and that in the case of an Incentive Stock Option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all Incentive Stock Options are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a non-qualified stock option to the extent this limit is exceeded.

(b)The number of Shares subject to the Option.

(c)The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that (i) no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).

(d)The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals or may provide for an acceleration of the exercisability upon the Participant’s death, Disability or Retirement.

(e)The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an Option for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the Option’s termination date.

(f)The exercise period following a Participant’s termination of employment or service. In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

(g)Notwithstanding anything contained in this Plan to the contrary, the Board as a whole shall pre-approve each option grant to Non-Employee Directors.

8.Stock Appreciation Rights. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each SAR, including but not limited to:

(a)Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

(b)The number of Shares to which the SAR relates.

(c)The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.

(d)The terms and conditions of exercise or maturity, which may include a provision that accelerates the exercisability of the SAR upon the Participant’s death, Disability or Retirement. Notwithstanding the foregoing, unless the Committee determines otherwise in the Award Agreement, if on the date when the SAR expires or otherwise terminates, the grant price for the SAR is less than the Fair Market Value of a Share, then the unexercised portion of the SAR that was exercisable immediately prior to such date shall automatically be deemed exercised.

(e)The term, provided that an SAR must terminate no later than 10 years after the date of grant. Notwithstanding the foregoing, the Committee may extend the term of an SAR for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the SAR’s termination date.

(f)Whether the SAR will be settled in cash, Shares or a combination thereof.

(g)Notwithstanding anything contained in this Plan to the contrary, the Board as a whole shall pre-approve each SAR grant to Non-Employee Directors.

9.Performance Awards. Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:

(a)The number of Shares and/or units to which such Award relates, and with respect to Performance Units, whether the value of each unit will be based on the Fair Market Value of one or more Shares, the average of the Fair Market Value of one or more Shares over such period as the Committee specifies, or such other value as the Committee specifies in the Award Agreement.

(b)One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

(c)Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.

(d)With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.

(e)Notwithstanding anything contained in this Plan to the contrary, the Board as a whole shall pre-approve each Award grant under this Section 9 to Non-Employee Directors.
Unless otherwise provided by the Committee, a Participant shall not be entitled to and shall agree to waive or otherwise surrender any rights to receive dividends or dividend equivalents paid with respect to Performance Shares or Performance Units valued in Shares until after the Performance Shares or Performance Units have been earned.

10.Restricted Stock and Restricted Stock Unit Awards.
Subject to the terms of this Plan, the Committee shall determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:
(a)The number of Shares and/or units to which such Award relates.

(b)The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; provided that, subject to the provisions of Section 10(c), an Award that is subject to the achievement of Performance Goals must have a restriction or vesting period of at least one year, and an Award that is not subject to Performance Goals must have a restriction or vesting period of at least three years. Notwithstanding the foregoing, if the Committee determines in its sole discretion that an Award of Restricted Stock or Restricted Stock Units is granted to a Participant in lieu of cash compensation (including without limitation bonus cash compensation), the Committee may impose such restriction or vesting period on such Award as it determines.

(c)Whether all or any portion of the restrictions or vesting schedule imposed on the Award will lapse or be accelerated upon a Participant’s death, Disability or Retirement.

(d)With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.

(e)With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

(f)Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

(g)Notwithstanding anything contained in this Plan to the contrary, the Board as a whole shall pre-approve each grant under this Section 10 to Non-Employee Directors.

11.Dividend Equivalent Units. Subject to the terms and conditions of this Plan, the Committee shall determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

12.Payment of Directors’ Fees in Options. Subject to such restrictions as may be imposed by the Board, a Non-Employee Director may elect to receive all or any portion of his or her annual cash retainer payment from the Company in the form of Options. The number of Options granted as a result of such election shall be determined by multiplying the amount of foregone cash compensation by four (4), and dividing such product by the Fair Market Value of a Share on the date the cash compensation would have otherwise been paid to the Non-Employee Director. Such Options shall be issued under and subject to the terms of this Plan. An election under this Section 12 shall be filed with the Company on such form and in such manner as the Board determines. The Board as a whole shall pre-approve each option grant under this Section 12.

13.Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

14.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)Term of Plan. This Plan will terminate on the tenth anniversary of the Effective Date unless the Board or Committee earlier terminates this Plan pursuant to Section 14(b).

(b)Termination and Amendment. The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:

(i)the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(ii)stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

(c)Amendment, Modification or Cancellation of Awards. Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 16(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise or grant price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(f)Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

(g)Recoupment. Any Awards granted pursuant to the Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.
15.Taxes.

(a)Withholding Right. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

(b)Use of Shares to Satisfy Tax Withholding. A Participant shall have the right to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent required to avoid an expense on the Company’s financial statements. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

(c)No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan to the contrary, the Company does not guarantee to any Participant or any other person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be obligated to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d)Participant Responsibility. If a Participant shall dispose of Stock acquired through exercise of an Incentive Stock Option within either (i) two years after the date the Option is granted or (ii) one year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven days of the date of such disqualifying disposition.

16.Adjustment Provisions; Change of Control.

(a)Adjustment of Shares. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 16(c), the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the amount the holder could have received in respect of such Award under Section 16(c) and (b) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. Without limitation, subject to Participants’ rights under Section 16(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance of substitute awards or assumption of awards under this Plan by another party to any such merger, consolidation, acquisition or reorganization upon such terms and conditions as it may deem appropriate.

(c)Change of Control.

(i)The Committee may specify, either in an Award Agreement or at the time of a Change of Control, whether an outstanding Award shall become vested and/or payable, in whole or in part, as a result of a Change of Control.

(ii)If, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued by the successor or Affiliate thereof in the Change of Control transaction, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then (1) each holder of an Option or SAR that is outstanding as of the date of the Change of Control who is an employee of the Company or any Subsidiary shall have the right, and (2) the Committee, in its sole discretion, may grant to a holder of an Option or SAR that is outstanding as of the date of the Change of Control who is not an employee of the Company or any Subsidiary the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

(iii)If, in connection with the Change of Control, the Shares issued to a Participant as a result of the accelerated vesting or payment of a Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award, Performance Unit Award or Dividend Equivalent Award under this subsection (c) are not registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of such Shares shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control, to receive, in exchange for the surrender of such Shares an amount of cash equal to the greater of the Fair Market Value of a Share on the Change of Control date or the Fair Market Value of such Share on the date of surrender.
The provisions of Sections 16(c)(ii) and (iii) shall govern the treatment of awards made under the 2010 Plan and 2013 Plan in the event of a Change of Control, and the 2010 Plan and 2013 Plan are each deemed amended accordingly.

(d)Parachute Payment Limitation.

(i)Scope of Limitation. This Section 16(d) shall apply to an Award only if:

(A)the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Code Section 4999), will be greater after the application of this Section 16(d) than it was before the application of this Section 16(d); or

(B)the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 16(d) (regardless of the after-tax value of such Award to the Participant).
If this Section 16(d) applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(ii)Basic Rule. Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 16(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(iii)Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 16(d), present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the Auditors under this Section 16(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iv)Overpayments and Underpayments. As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(v)Related Corporations. For purposes of this Section 16(d), the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Code Section 280G(d)(5).

17.Miscellaneous.

(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Sections 6(a));

(ii)the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii)conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment or service, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iv)the automatic grant of a new Option (the “replenishment Option”) to a Participant who pays the exercise price of an existing Option in Shares; provided that the replenishment Option shall cover only that number of Shares that is used to pay the exercise price and shall expire at the same time as the original Option to which it relates;

(v)restrictions on resale or other disposition of Shares, including imposition of a retention period; and

(vi)compliance with federal or state securities laws and stock exchange requirements.

(b)Employment or Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;

(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.
Notwithstanding anything herein contained to the contrary, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

(g)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.
ADOPTED BY BOARD OF DIRECTORS: December 15, 2015
AMENDED BY BOARD OF DIRECTORS: March 29, 2018
AMENDED BY BOARD OF DIRECTORS: April 26, 2021

Directions for

2021 Annual Meeting of Stockholders

Location:
1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801
Date and Time: Thursday, June 17, 2021 at 10:00 a.m. Pacific Time

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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APOLLO MEDICAL HOLDINGS, INC.

The Board of Directors of the Company (the "Board of Directors") recommends you vote FOR all of the following nominees with respect to Proposal 1:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below

____

Nominees:

01) Kenneth Sim, M.D.
02) Thomas S. Lam, M.D., M.P.H.
03) Mitchell W. Kitayama
04) David G. Schmidt
05) Mark Fawcett
06) Michael F. Eng
07) Li Yu
08) Ernest A. Bates, M.D.
09) Linda Marsh
10) John Chiang
11) Matthew Mazdyasni

The Board of Directors recommends you vote FOR Proposal 2:

The Board of Directors recommends you vote FOR Proposal 3:

NOTE: In their discretion, the proxies are authorized to vote on any such other business that may properly be presented before the annual meeting or at any adjournment or postponement thereof.

Please sign exactly your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D54201-P55891

APOLLO MEDICAL HOLDINGS, INC.
Annual Meeting of Stockholders
June 17, 2021, 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Kenneth Sim, M.D. and Thomas S. Lam, M.D., M.P.H., and each of them (with full power to act alone), as the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Apollo Medical Holdings, Inc. (the "Company") registered in the name provided in this proxy which the undersigned is entitled to vote at the annual meeting of stockholders of the Company, to be held at 10:00 a.m., Pacific Time, on Thursday, June 17, 2021, at the Company's offices at 1668 S. Garfield Avenue, 3rd Floor (Ballroom), Alhambra, California 91801, and at any adjournment or postponement of the meeting (the "2021 Annual Meeting"), with all the powers the undersigned would have if personally present at the meeting. The undersigned hereby authorizes and instructs each of said attorneys and proxies to vote on Proposals 1, 2, and 3 as indicated on the reverse side hereof, and in accordance with their best judgment in connection with such other business (including in the event that any director nominee named in this proxy is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the 2021 Annual Meeting. Without limiting the general authorization given by this proxy, if the undersigned signs and returns this proxy but does not specify how the proxy is to be voted, all shares of common stock of the Company that the undersigned is entitled to vote at the 2021 Annual Meeting will be voted in accordance with the recommendations of the Board of Directors as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side